UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)
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☐	Soliciting Material Pursuant to §240.14a-12

GREEN BANKSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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March 25, 2009
Dear Shareholder:
We invite you to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of Green Bankshares, Inc. (the “Company”) to be held at the General Morgan Inn, 111 North Main Street, Greeneville, Tennessee, on Friday, April 24, 2009, at 11:00 a.m., local time.
The Annual Meeting has been called for the election of directors and to transact such other business as may properly come before the Annual Meeting or any adjournments thereof. Enclosed is a proxy statement, a proxy card and the Company’s Annual Report to Shareholders for the 2008 fiscal year. Directors and officers of the Company as well as representatives of Dixon Hughes PLLC, the Company’s independent registered public accounting firm for the 2008 fiscal year, will be present to respond to any appropriate questions shareholders may have.
Your vote is important, regardless of the number of shares you own. On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. We also offer telephone and Internet voting, as more particularly described in the attached proxy statement. Voting by telephone, Internet or by returning a proxy card in the mail will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.
Thank you for your cooperation and your continuing support.

Sincerely,
/s/ R. Stan Puckett
R. Stan Puckett
Chairman of the Board and Chief Executive Officer

GREEN BANKSHARES, INC.
100 North Main Street
P.O. Box 1120
Greeneville, Tennessee 37743
(423) 639-5111
Notice of Annual Meeting of Shareholders
To Be Held on April 24, 2009
Notice is hereby given that the 2009 Annual Meeting of Shareholders (the “Annual Meeting”) of Green Bankshares, Inc. (the “Company”) will be held on Friday, April 24, 2009, at 11:00 a.m., local time, at the General Morgan Inn, 111 North Main Street, Greeneville, Tennessee 37743.
A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.
The Annual Meeting is for the purpose of considering and acting upon the following matters:
(1)
elect three persons to serve as directors of the Company, each for a three-year term, those persons to serve until the end of their respective terms and until their respective successors are duly elected and qualified;

(2)	consider and vote upon a shareholder proposal regarding majority election of directors;
(3)	consider and vote upon a shareholder proposal regarding annual election of directors;
(4)	consider and vote upon a proposal to ratify the use of the performance measures in the Company’s Amended and Restated 2004 Long-Term Incentive Plan;
(5)
consider and vote upon a proposal to approve the Company’s executive compensation program and procedures in accordance with recently enacted “say on pay” regulations of the American Recovery and Reinvestment Act of 2009;

(6)	consider and vote upon a proposal to ratify the appointment of Dixon Hughes PLLC as the Company’s independent registered public accounting firm for 2009; and
(7)	transact such other business as may properly come before the Annual Meeting or any adjournments thereof.
NOTE: The Board of Directors is not aware of any other business to come before the Annual Meeting.
Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournments, the Annual Meeting may be adjourned. Shareholders of record at the close of business on March 20, 2009, will be entitled to vote at the Annual Meeting and any adjournments thereof.
You are requested to fill in and sign the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope or vote by telephone or over the Internet as described in the attached proxy statement. The proxy will not be used if you attend and choose to vote in person at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ James E. Adams
James E. Adams
Corporate Secretary
Greeneville, Tennessee
March 25, 2009
It is important that proxies be returned promptly. Therefore, whether or not you plan to be present in person at the Annual Meeting, please sign, date, and complete the enclosed proxy card and return it in the enclosed envelope. No postage is required if mailed in the United States. Alternatively, you can vote over the telephone or on the Internet, as more particularly described in the attached proxy statement. Should you subsequently desire to revoke your proxy, you may do so as provided in the attached proxy statement before it is voted at the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
Important Notice Regarding the Availability of Proxy Materials for the
Annual Stockholder Meeting to be Held on April 24, 2009
Pursuant to rules promulgated by the Securities and Exchange Commission, we have provided access to these proxy statement materials (which includes this proxy statement, a proxy card and our 2008 Annual Report) both by sending you this full set of proxy statement materials, including a proxy card, and by notifying you of the availability of such materials on the Internet.
This proxy statement, the Company’s 2008 Annual Report and a proxy card are available at www.snl.com/IRWebLinkX/GenPage.aspx?IID=1019938&gkp=1073743297.
The Annual Meeting of Shareholders will be held April 24, 2009 at 11:00 a.m. local time at the General Morgan Inn, 111 North Main Street, Greeneville, Tennessee. In order to obtain directions to attend the Annual Meeting of Shareholders, please call James E. Adams, our Corporate Secretary, at (423) 639-5111.
The Proposals to be voted upon at the Annual Meeting of Shareholders, all of which are more completely set forth in this proxy statement, are as follows:
(1)
elect three persons to serve as directors of the Company, each for a three-year term, those persons to serve until the end of their respective terms and until their respective successors are duly elected and qualified;

(2)	consider and vote upon a shareholder proposal regarding majority election of directors;

(3)	consider and vote upon a shareholder proposal regarding annual election of directors;

(4)	consider and vote upon a proposal to ratify the use of the performance measures in the Company’s Amended and Restated 2004 Long-Term Incentive Plan;

(5)
consider and vote upon a proposal to approve the Company’s executive compensation program and procedures in accordance with recently enacted “say on pay” regulations of the American Recovery and Reinvestment Act of 2009;

(6)	consider and vote upon a proposal to ratify the appointment of Dixon Hughes PLLC as the Company’s independent registered public accounting firm for 2009; and

(7)	transact such other business as may properly come before the Annual Meeting or any adjournments thereof.
Our Board of Directors recommends that you vote FOR the approval of Proposals 1, 4, 5, 6 and 7 and AGAINST Proposals 2 and 3.

PROXY STATEMENT
of
GREEN BANKSHARES, INC.
100 North Main Street
P.O. Box 1120
Greeneville, Tennessee 37743
(423) 639-5111

2009 ANNUAL MEETING OF SHAREHOLDERS
April 24, 2009
General
This document is being furnished to Green Bankshares, Inc. (the “Company”) shareholders in connection with the solicitation of proxies by the Company’s board of directors to be used at the 2009 Annual Meeting of Shareholders of the Company (the “Annual Meeting”), to be held on April 24, 2009, at 11:00 a.m., local time, at General Morgan Inn, 111 North Main Street, Greeneville, Tennessee 37743. The accompanying Notice of Annual Meeting and form of proxy card and this Proxy Statement are first being mailed to shareholders on or about March 25, 2009.
The Company’s board of directors has fixed the close of business on March 20, 2009, as the record date for determining the holders of shares of the Company’s common stock entitled to receive notice of and to vote at the Annual Meeting. Only holders of record of shares of the Company’s common stock at the close of business on that date will be entitled to vote at the Annual Meeting and at any adjournment or postponement of that meeting. At the close of business on the record date, there were 13,176,681 shares of the Company’s common stock outstanding, held by approximately 2,900 holders of record. Each Company common shareholder will be entitled to one vote for each share held of record as of the close of business on March 20, 2009 upon each matter properly submitted at the Annual Meeting and at any adjournment or postponement of that meeting. Holders of shares of the Company’s Series A Fixed Rate Cumulative Preferred Stock will not be entitled to vote on any of the proposals to be considered at the Annual Meeting.
Matters to be Considered
At this Annual Meeting, holders of the Company’s common stock will be asked to:
•
elect three persons to serve as directors of the Company, each for a three-year term, those persons to serve until the end of their respective terms and until their respective successors are duly elected and qualified;

•	consider and vote upon a shareholder proposal regarding majority election of directors;

•	consider and vote upon a shareholder proposal regarding annual election of directors;

•	consider and vote upon a proposal to ratify the use of the performance measures in the Company’s Amended and Restated 2004 Long-Term Incentive Plan;

•
consider and vote upon a proposal to approve the Company’s executive compensation program and procedures in accordance with recently enacted “say on pay” regulations of the American Recovery and Reinvestment Act of 2009;

•	consider and vote upon a proposal to ratify the appointment of Dixon Hughes PLLC as the Company’s independent registered public accounting firm for 2009; and

•	transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Proxies
Each copy of this document mailed to Company common shareholders is accompanied by a proxy card with instructions for voting by mail, by telephone or through the Internet. If voting by mail, you should complete and return the proxy card accompanying this document to ensure that your vote is counted at the Annual Meeting, or at any adjournment or postponement of the Annual Meeting, regardless of whether you plan to attend the Annual Meeting. You may also vote your shares by telephone or through the Internet. Information and applicable deadlines for voting by telephone or through the Internet are set forth in the enclosed proxy card instructions.
The presence of a shareholder at the Annual Meeting will not automatically revoke that shareholder’s proxy. However, a shareholder may revoke a proxy at any time prior to its exercise by:
•	submitting a written revocation prior to the meeting to James E. Adams, Corporate Secretary, Green Bankshares, Inc., 100 North Main Street, Greeneville, Tennessee 37743-4992;

•	submitting another proxy by mail, internet or telephone that is dated later than the original proxy; or

•	attending the Annual Meeting and voting in person.
If your shares are held by a broker or bank, you must follow the instructions on the form you receive from your broker or bank with respect to changing or revoking your proxy.
The shares represented by any proxy card that is properly executed and received by the Company in time to be voted at the Annual Meeting will be voted in accordance with the instructions that are marked on the proxy card. If you execute your proxy card but do not provide the Company with any instructions, your shares will be voted as follows:
•
FOR the election of three persons to serve as directors of the Company, each for a three-year term, those persons to serve until the end of their respective terms and until their respective successors are duly elected and qualified;

•	AGAINST the shareholder proposal regarding majority election of directors;

•	AGAINST the shareholder proposal regarding annual election of directors;

•	FOR ratification of the use of the performance measures in the Company’s Amended and Restated 2004 Long-Term Incentive Plan;

•	FOR approval of the Company’s executive compensation program and procedures in accordance with recently enacted “say on pay” regulations of the American Recovery and Reinvestment Act of 2009; and

•	FOR ratification of the appointment of Dixon Hughes PLLC as the Company’s independent registered public accounting firm for 2009.
Proxies that are returned to us where brokers have received instructions to vote on one or more proposals but do not vote on other proposal(s) are referred to as “broker non-votes” with respect to the proposal(s) not voted upon. Broker non-votes are included in determining the presence of a quorum.
Vote Required
In order to have a lawful meeting, a quorum of shareholders must be present at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company’s common stock outstanding as of the record date will constitute a quorum at the Annual Meeting. A shareholder will be deemed to be present if the shareholder either attends the Annual Meeting or submits a properly executed proxy card that is received at or prior to the Annual Meeting (and not revoked). Under the law of Tennessee, the Company’s state of incorporation, abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum, but are not counted as votes cast at the meeting. Broker non-votes occur when brokers who hold their customers’ shares in street name submit proxies for such shares on some matters, but not others. Generally, this would occur when brokers have not received any instructions from their customers. In these cases, the brokers, as the holders of record, are permitted to vote on “routine” matters, which typically include the election of directors, but not on non-routine matters.

The affirmative vote of a plurality of the votes cast by the shareholders entitled to vote at the Annual Meeting is required for the election of directors. A properly executed proxy marked “Withhold Authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted in determining whether there is a quorum. Therefore, so long as a quorum is present, withholding authority will have no effect on whether one or more directors is elected.
If a quorum exists, approval of the ratification of the appointment of Dixon-Hughes as the Company’s independent registered public accounting firm for 2009, approval of each of the shareholder proposals, approval of the ratification of the performance measures in the Amended and Restated 2004 Long-Term Incentive Plan and approval of the Company’s executive compensation program and procedures, requires that the number of votes cast, in person or by proxy, at the Company’s Annual Meeting in favor of the proposal exceed the number of votes cast, in person or by proxy, against the proposal. Abstentions and broker non-votes are not counted as votes cast and thus have no impact on the proposal to approve ratification of the appointment of Dixon-Hughes as the Company’s independent registered public accounting firm for 2009, approval of each of the shareholder proposals, approval of the ratification of the performance measures in the Amended and Restated 2004 Long-Term Incentive Plan and approval of the Company’s executive compensation program and procedures, because the vote required to approve these proposals proposal is not based upon the Company’s outstanding shares, but only on those shares present and voting.
Solicitation of Proxies
In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies for the Annual Meeting from Company shareholders personally or by telephone and other electronic means without additional remuneration for soliciting such proxies. We also will provide persons, firms, banks and corporations holding shares in their names or in the names of nominees, which in either case are beneficially owned by others, proxy material for transmittal to such beneficial owners and will reimburse such record owners for their expenses in taking such actions.
Internet Availability of Proxy Materials
This proxy statement, proxy card and accompanying proxy materials are available at the following website: www.snl.com/IRWebLinkX/GenPage.aspx?IID=1019938&gkp=1073743297.

PROPOSAL 1 — Election of Directors
The Company’s Board of Directors is currently composed of 10 members. The Company’s Amended and Restated Charter requires that directors be divided into three classes, as nearly equal in number as possible, and that the members of each class serve for a term of three years and until their successors are elected and qualified, with one-third of the directors elected each year. The Company’s nominating committee has nominated for election as directors Martha Bachman, W.T. Daniels and Charles H. Whitfield, Jr., each of whom is currently a member of the Board of Directors, to serve for a term of three years and until his or her respective successor is duly elected and qualified. Under Tennessee law, directors are elected by a plurality of the votes cast at an election. Each director has consented to serve as a director if elected.
It is intended that the persons named in the proxies solicited by the Board of Directors will vote for the election of each of the nominees. If any nominee is unable to serve or for good cause will not serve, the shares represented by all properly executed proxies which have not been revoked will be voted for the election of a substitute nominee as the Board of Directors may recommend. In the alternative, the Board of Directors may, in its discretion, reduce its size to eliminate the vacancy. At this time, the Board of Directors knows of no reason why any nominee might be unable or unwilling to serve.
The Company’s Board of Directors has determined that each of the following directors is an “independent director” within the meaning of Marketplace Rule 4200(a)(15) of the Nasdaq Stock Market, LLC:
Martha M. Bachman;
Bruce Campbell;
W.T. Daniels;
Robert K. Leonard;
Samuel E. Lynch;
John Tolsma; and
Charles H. Whitfield, Jr.
The Company’s Board of Directors has established procedures for the Company’s shareholders to communicate with members of the Board of Directors. Shareholders can communicate with any of the Company’s directors, including the chairperson of any of the committees of the Board of Directors, by writing to a director c/o Green Bankshares, Inc., 100 North Main Street, P.O. Box 1120, Greeneville, Tennessee 37743.
The Company encourages the members of the Board of Directors to attend the Annual Meeting of shareholders. All of the Company’s directors attended the 2008 Annual Meeting of Shareholders.

The Board of Directors recommends a vote “FOR” election as directors of all the nominees listed below.
The following table sets forth certain information with respect to each of the Company’s current directors whose term of office as a director will or, assuming re-election, is expected to continue after the Annual Meeting. Each of the Company’s directors also currently serves as a director of GreenBank (the “Bank”), the wholly owned subsidiary of the Company. There are no arrangements or understandings between the Company and any director pursuant to which such person has been selected as a director or nominee for director of the Company, and no director or nominee is related to any other director, nominee or executive officer by blood, marriage or adoption.

			Current Term	Previous Five-Year’s Business
Name	Age	Director Since (a)	to Expire	Experience

BOARD NOMINEES FOR TERM TO EXPIRE IN 2012

Martha M. Bachman	54	2005	2009	Real Estate and Investment Management
W.T. Daniels	64	1987	2009	Property management
Charles H. Whitfield, Jr.	51	2000	2009	President and Chief Executive Officer, Laughlin Memorial Hospital (hospital management)

DIRECTORS CONTINUING IN OFFICE

Bruce Campbell	57	2000	2011	Director, Chairman, President and Chief Executive Officer, Forward Air Corporation, (transportation)
Samuel E. Lynch	49	2008	2011	President and Chief Executive Officer BioMimetic Therapeutics, Inc. (biopharmaceutical company)
R. Stan Puckett	53	1989	2011	Chairman of the Board and Chief Executive Officer of the Company and the Bank
John Tolsma	35	2004	2011	Chief Executive Officer, Knowledge Launch (educational multimedia)
Robert K. Leonard	41	2005	2010	President, LMR Plastics (manufacturing)
Ronald E. Mayberry	55	2003	2010	Regional Executive Sumner County; previously, President and CEO of Independent Bankshares, Inc. headquartered in Gallatin, Tennessee, which was acquired by the Company in November 2003
Kenneth R. Vaught	44	2002	2010	President and Chief Operating Officer of the Company and the Bank; previously, Senior Vice-President and Regional Executive for the Bank’s Blount and Knox County, Tennessee offices.

(a)	Indicates year that director first served as a director of either the Company or the Bank.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSED DIRECTOR NOMINEES.

PROPOSAL 2 — TO CONSIDER AND VOTE UPON THE SHAREHOLDER PROPOSAL REGARDING MAJORITY ELECTION OF DIRECTORS
Frank Coleman Inman, 600 Cherry Drive, #3, Eugene, Oregon 97401, owning more than $2,000 of the Company’s Common Stock, has informed us that he intends to submit the following shareholder proposal at the Annual Meeting. The Board of Directors recommends voting “AGAINST” this proposal. Unless otherwise specified, proxies will be voted “AGAINST” the proposal.
Stockholder Proposal Regarding Majority Election of Directors
Resolved: The shareholders request that our Board establish a rule (firmly specified in our charter or bylaws if feasible) that our director nominees must each receive support from at least fifty percent of share votes cast to obtain a seat on our board of directors. Shareholders will be provided in the proxy materials with the director nominee names, SEC-required declarations, biographical sketches, and photographs.
Stockholder’s Statement Supporting Item
In typical corporate board elections, stockholders have only one director nominee option for each open board position. Any shareholder(s) can withhold votes for any or all nominees, but lacking the need for a majority of share votes cast, the election results remain preordained.
In most years (because of our typically uncontested elections), only one stockholder need vote only one share for a board nominated director to ensure that director’s election. This is clearly sub-optimal, and raises accountability and control issues for many shareholders. We can do better!
Director priorities other than maximizing shareholder wealth have often contributed to corporations underperforming. While the merger with Civitas in May 2007 gained GreenBank a footprint in a prestigious area, how many per-merger Green Bankshares stockholders would vote in favor again? Our stock price dramatically fell (more than that of most similar sized banks) from the time of pre-merger announcement to post-merger wrap-up.
Hopefully, we will be the smaller bank in any future merger, since smaller bank stockholders are more likely to grow wealthier, i.e. Civitas stockholders.
Majority voting is recommended by nearly all corporate governance experts; forms have been successfully implemented by many successful corporations, including U.S. Bancorp, Lockheed Martin, Best Buy Co., and Bank of America.
Providing positive, practical, and meaningful director elections for stockholders may increase our Green Bankshares stock price, via more stockholder control of our GreenBank investments and more interest from sophisticated investors who demand best practices. Corporate governance may improve most via better board elections, and this practical solution makes sense for the vast majority of Green Bankshares stockholders.
Please vote “FOR” this pro-stockholder proposal.
The Company’s Board of Directors Statement OPPOSING this Proposal.
The Board of Directors believes that adherence to sound corporate governance policies and practices is important to ensuring that the Company is governed and managed with the highest standards of responsibility, ethics and integrity and in the best interests of its shareholders. After careful consideration, the Board of Directors has determined that implementing the majority vote standard advanced in this shareholder proposal would not enhance shareholder value and would not be in the best interests of the Company and its shareholders. The Board of Directors believes the plurality vote standard continues to be the best standard for electing directors. Accordingly, the Board of Directors believes a change in the standard is unnecessary and could in fact lead to unintended and undesirable consequences. Further, the Board of Directors believes the current system provides shareholders a meaningful and important role in the election of directors. Therefore, the Board of Directors recommends a vote against this proposal.

The Company’s current director election policies are provided for under its Bylaws and Charter. The Company’s Bylaws provide that directors are elected under a plurality vote standard, meaning nominees who receive the most affirmative votes will be elected to the Board of Directors. The plurality voting standard for the election of directors is the predominant voting standard used by publicly traded companies. It is the default standard under Tennessee law and is known and understood by shareholders. The plurality voting standard yields a voting result that is certain and delivers election results in a simple, efficient and transparent manner. The Board of Directors believes that the plurality standard provides a reliable mechanism for electing an independent Board of Directors that is committed to delivering long-term shareholder value. Moving to a majority voting standard could jeopardize the simplicity, certainty and efficiency of the current plurality system.
The Company has a strong corporate governance process designed to identify and propose director nominees who will best serve the interests of the Company and its shareholders. The Board of Directors maintains a Nominating/Governance Committee that is composed entirely of independent directors, and all of the members of the Board of Directors, other than Messrs. Puckett, Vaught and Mayberry, are independent. The Nominating/Governance Committee applies a robust set of criteria in identifying director nominees and has established procedures to consider and evaluate persons recommended by shareholders under the same criteria as nominees submitted by the Nominating/Governance Committee.
As a result of these practices, the Company has consistently elected, by a plurality, highly qualified directors from diverse business backgrounds with significant business contacts in the Company’s target market, substantially all of whom have been “independent” within the standards adopted by the Nasdaq Stock Market. In fact, the Company’s shareholders have a history of electing directors by a substantial majority of the votes cast.
The Board of Directors believes that the proponent’s characterization of the plurality voting process — in particular the suggestion that a director may be elected by receiving only a single affirmative vote — is highly theoretical and not supported by historic results. Over the past five years at each annual meeting, every director nominee has received the affirmative vote of more than 70% of the shares voting at each meeting. Adopting the proposal to depart from the Company’s plurality voting requirement would have had no effect on the outcome of our election process during this five-year period.
The Board of Directors believes that the proposal also has the disadvantage of not addressing the unknown and potentially negative consequences of instituting a majority vote system at this time. It does not address what would occur if no candidate receives the requisite majority vote. The proposal does not address how or when the Company would fill any vacancy resulting from a resignation of a director who did not receive the requisite majority vote. Such vacancies could be disruptive and interfere with the functioning of the Board of Directors. Also, any vacancies could leave the Company unable to meet Nasdaq Stock Market listing requirements relating to the independence and financial literacy of directors, or requirements of the Securities and Exchange Commission (“SEC”) relating to audit committee financial experts.
Even if the proposal were adopted and at a future election enough shareholder votes were withheld to prevent a director from receiving a majority vote, the Board of Directors believes that the best interest of the Company’s shareholders would not be served. For example, if withheld votes aggregated just over 50% of the votes cast, a director receiving just under a majority of the votes cast would not be elected. Similarly, if there were more candidates nominated than the number of open board seats, the shareholder votes could be spread in such a way that no nominee receives a majority of the votes cast. In either case, the nominee director preferred by the shareholders would not be elected and the result is less desirable than the current system of electing directors by a plurality vote.
Further, because under a majority voting standard the standard for director election is a majority of the votes cast, a single-issue activist would need to mobilize only a minority of the Company’s shareholders to achieve “AGAINST” votes from a majority of the votes cast. Consequently, a minority of the Company’s shares outstanding could act to defeat a director’s election. The Board of Directors believes it is unlikely shareholders generally want the consequences of a single-issue message to be the actual failure to elect a particular director or group of directors, especially given that the current plurality vote standard allows shareholders to nonetheless register dissatisfaction by means of a “withhold” vote for one or more directors. Further, such “vote-no” campaigns against the election of one or more of the Board of Director’s director nominees could force the Company to employ a proactive telephone solicitation, a second mailing or other strategies to obtain the required votes. The result would be increased spending for routine elections, which is not the best expenditure of the Company’s resources.

The Company’s current voting and corporate governance structure, under which shareholders may still express dissatisfaction with the Board of Directors by withholding votes for certain directors or proposing nominees, allows the Company to maintain a stable Board of Directors while evaluating an appropriate response to shareholder dissatisfaction. Consideration of all relevant factors on a case-by-case basis, rather than the uncertainty that would result from the implementation of a majority voting standard, gives the Board of Directors flexibility and enables it to avoid undesirable and disruptive governance consequences. The Board of Directors believes that the proponents’ concerns must be balanced with the significant benefits associated with retaining Board of Directors members who have tremendous institutional knowledge of the Company’s operations, its industry and its market areas.
The Company’s Board of Directors and the Nominating/Governance Committee have carefully considered the arguments in favor of and against this shareholder proposal. The Board of Directors believes that the Company’s current standard and policies continue to promote the best interests of the Company’s shareholders.
FOR ALL THESE REASONS, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL.

PROPOSAL 3 — TO CONSIDER AND VOTE UPON THE SHAREHOLDER PROPOSAL REGARDING
ANNUAL ELECTION OF EACH DIRECTOR
Andrea Estelle Inman, 600 Cherry Drive, #3, Eugene, Oregon 97401, owning more than $2,000 of the Company’s Common Stock, has informed us that Ms. Inman’s husband, on her behalf, intends to submit the following shareholder proposal at the Annual Meeting. The Board of Directors recommends voting “AGAINST” this proposal. Unless otherwise specified, proxies will be voted “AGAINST” the proposal.
Stockholder Proposal Regarding Annual Election of Directors
Resolved: The shareholders recommend that all of our director nominees be elected annually to obtain a seat on our board of directors; this includes eliminating any charter specifications or by-laws that may hinder annual elections. Shareholders will be provided in the proxy materials with the director nominee names, SEC-required declarations, biographical sketches, and photographs.
Stockholder’s Statement Supporting Item
Currently, Green Bankshares stockholders only have the opportunity to vote upon roughly 1/3 of our directors in each annual election, raising accountability and control issues for many shareholders. In the vast majority of corporate board elections, stockholders have the opportunity to vote annually regarding all director nominees for the open board positions. Annual elections for all directors have been the standard in corporate governance for many years.
Arguments for annual elections for all directors are many:
1.	All directors receive feedback every year from stockholders, the owners.

2.	Directors become more accountable to stockholders, since they are slightly easier to replace if our bank underperforms.

3.	Since our elections are typically uncontested, election results should remain the same if our bank performs well.

4.	The likelihood of a larger bank offering the owners of Green Bankshares a high premium for our stock increases, maximizing shareholder wealth.

5.	Staggered elections are arguable more about director control (avoiding being profitably taken over) than about maximizing stockholder wealth.

6.	Since an increasing number of sophisticated investors and mutual funds invest in firms with corporate governance best practices, adopting annual director elections should help boost stock price.
Annual elections for all directors may increase our Green Bankshares stock price, via more stockholder control of our GreenBank investments. Corporate governance may improve most via better board elections, and this standard practical solution makes sense for nearly all Green Bankshares stockholders.
Please vote in favor of this positive stockholder proposal.
The Company’s Board of Directors Statement OPPOSING This Proposal
The Nominating/Governance Committee of the Company’s Board of Directors, which is composed entirely of independent directors, regularly considers and evaluates a broad range of corporate governance issues affecting the Company, including whether to maintain the Company’s classified Board structure. For the reasons set forth below and based on the recommendation of the Nominating/Governance Committee, the Company’s Board of Directors has determined that it is in the best interests of the Company and its shareholders to maintain the Company’s current classified Board structure.

Accountability to Shareholders. The Board of Directors disagrees with the argument advanced by the proponent that a classified Board of Directors minimizes accountability. Each director is required to uphold his or her fiduciary duties to the Company’s shareholders and the Company. Company directors are not less accountable to the shareholders or the Company because they are not re-elected every year. Accountability depends on the selection of responsible and experienced individuals, not on whether they serve terms of one year or three years. Except for the recessionary environment in 2008, the Company has had consistently strong short- and long-term results, demonstrating the commitment of our directors to achieving the Company’s goals.
The Company’s directors believe that they are no less attentive to shareholder concerns as a result of having been elected to three-year terms. In addition, since approximately one-third of directors stand for election each year, shareholders have the opportunity on an annual basis to express dissatisfaction with the Board of Directors or management by replacing, or withholding votes from, any director standing for election that year.
Enhances the Independence of the Board. The Board of Directors believes that electing directors to three-year terms, rather than one-year terms, enhances the independence of non-employee directors by providing them with a longer assured term of office, thereby insulating them against pressures from management or from special interest groups who might have an agenda contrary to the long-term interests of all shareholders. The Company’s current classified Board structure permits its directors to act independently and on behalf of shareholders without worrying whether they will be re-nominated by the other members of the Board of Directors each year. The freedom to focus on the long-term interests of the Company instead of on the re-nomination process leads to greater independence and better governance.
Stability and Continuity. The classified Board structure is designed to provide stability, enhance long-term planning and ensure that, at any given time, there are directors serving on the Company’s Board of Directors who are familiar with the Company, its business, its target markets and its strategic goals. The classified Board structure also provides flexibility by requiring the annual election of one-third of the directors and a majority of the directors over a two-year period. We believe that experienced directors who are knowledgeable about the Company’s business environment are a valuable resource and are better positioned to make decisions that are in the best interests of the Company and its shareholders. Staggered terms give the Company’s new directors an opportunity to gain knowledge about the Company’s business from its continuing directors. If all directors were elected annually, the Board of Directors could be composed entirely of directors who were unfamiliar with the Company, the banking environment and the Company’s business strategies. This could jeopardize the Company’s long-term strategies and growth plans.
A classified Board of Directors also assists the Company in attracting and retaining highly qualified directors who are willing to commit the time and resources necessary to understand the Company, its operations and its competitive environment. We believe that agreeing to serve a three-year term demonstrates a nominee’s commitment to the Company over the long-term. Given the current corporate governance climate, in which many qualified individuals are increasingly reluctant to serve on public boards, the Company could also be placed at a competitive disadvantage in recruiting qualified director candidates if their Board service could potentially be only for a one-year period.
Protection against Certain Takeovers. A classified Board of Directors reduces the Company’s vulnerability to unfriendly or unsolicited takeover tactics that may not be in the best interests of the Company’s shareholders. A classified Board structure encourages such third parties to negotiate at arm’s length with the Board of Directors. Because only one-third of the Company’s directors are elected at any annual meeting of shareholders, at least two annual meetings would be required to effect a change in control of the Company’s Board of Directors, giving the directors the time and leverage necessary to evaluate the adequacy and fairness of any takeover proposal, consider alternative proposals, and to ultimately negotiate the best result for all shareholders. Absent a classified Board of Directors, a potential acquirer could unilaterally gain control of the Company by acquiring or obtaining voting control over a sufficient number of shares of the Company’s Common Stock to replace the entire Board of Directors with its own nominees at a single annual meeting, and without paying a fair value to the Company’s other shareholders. Having a classified Board of Directors does not prevent unsolicited takeover attempts, but it empowers the incumbent Board of Directors to negotiate terms to maximize the value of the transaction to all Company shareholders.

Recommendation Only. The Company’s shareholders should be aware that this shareholder proposal is simply a request that the Board of Directors take the actions stated in the proposal. Approval of this proposal may not result in the requested action being taken by the Company’s Board of Directors and, therefore, its approval would not necessarily effectuate the declassification of the Company’s Board of Directors. Under Tennessee law, to change the structure of the Company’s Board of Directors, the Company’s shareholders must approve an actual amendment to the Company’s Charter.
The Company’s Board of Directors and the Nominating/Governance Committee have carefully considered the arguments in favor of and against this shareholder proposal. The Board of Directors believes that the Company’s current standard and policies continue to promote the best interests of the Company’s shareholders.
FOR ALL THESE REASONS, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “AGAINST” THIS PROPOSAL.

CORPORATE GOVERANCE
Meetings and Committees of the Board of Directors
The Company conducts its business through meetings of the board of directors, which met 10 times during 2008. Directors of the Company also are directors of the Bank, the board of which met eight times in 2008. Each member of the board of directors of the Company and of the Bank attended at least 75% or more of the aggregate of (a) the total number of meetings of the boards of directors and (b) the total number of meetings held by all committees on which the director served.
The Nominating/Governance Committee of the Company, consisting of Bruce Campbell, Robert K. Leonard, Martha Bachman and Samuel E. Lynch, with Bruce Campbell serving as Chairman, is responsible for selecting nominees for election as directors. Nominations may also be made by shareholders, provided such nominations are made in writing and submitted to the Secretary or the President of the Company in accordance with the requirements of the Company’s Amended and Restated Charter as described below. The Nominating/Governance Committee has a written charter which sets out the duties and responsibilities of the committee, a copy of which is available on the “Investor Relations” section of the Company’s website at www.greenbankusa.com. Each of the directors who serve on the Nominating Committee is “independent” as that term is defined under Rule 4200(a)(15) of the listing standards of the Nasdaq Stock Market, LLC. During 2008, the Nominating Committee met one time.
Under the terms of the Company’s Amended and Restated Charter, shareholders of record of the Company both at the time of giving of notice and at the time of the annual meeting, may nominate persons for election to the Company’s board of directors. For such nominations to be properly brought before an annual meeting, the shareholder must have given timely notice thereof in writing to the secretary of the Company. To be timely, a shareholder’s notice shall be delivered to the secretary at the Company’s principal executive office no less than 40 days nor more than 60 days prior to the scheduled date of such meeting; except that if notice of public disclosure of the meeting is given fewer than 50 days prior to the meeting, such shareholder’s notice must be delivered to the secretary of the Company not later than the close of business on the 10th day following the day such notice was first mailed to the Company shareholders. In addition, each notice submitted by a Company shareholder shall set forth as to such nominee all information relating to that person that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A of the Securities Exchange Act of 1934 (“Exchange Act”), including that nominee’s written consent to be named in the proxy statement as a nominee and to serving as a director if elected. Also, the shareholder giving such notice and the beneficial owner, if any, on whose behalf the nomination is submitted, shall include the name and address of such shareholder as they appear on the Company’s books and of such beneficial owner, and the number of shares of each class of the Company’s stock which are owned beneficially and of record by such shareholder and such beneficial owner.
In the event that the number of directors to be elected to the board of directors at an annual meeting is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased board of directors at least 70 days prior to the first anniversary of the prior year’s annual meeting, a shareholder’s notice required by the Company’s Amended and Restated Charter shall also be considered timely with respect to nominees for any such new positions, if it shall be delivered to the Secretary of the Company at the Company’s principal executive offices not later than the close of business on the 10th day following the day on which public announcement of such increase is first made by the Company.
The Company’s Nominating/Governance Committee is responsible for (i) annually reviewing with the board of directors the appropriate skills and characteristics required of members of the board of directors, which, at a minimum, include professional integrity, sound judgment, and sufficient time to devote to board activities; (ii) annually reviewing and determining any specific qualities or skills that one or more directors must possess; (iii) identifying individuals qualified to become directors consistent with the criteria approved by the board of directors; (iv) evaluating and considering director candidates proposed by management, any director or any shareholder; and (v) recommending for selection by the board of directors director nominees for the next annual meeting of shareholders. The board of directors will then review and approve director nominees for the annual meeting of shareholders.

Each potential director nominee is evaluated on the same basis regardless of whether he or she is recommended by management, by a director or by a shareholder. The board of directors has not adopted a policy with respect to minimum qualifications for directors. Rather, the Nominating/Governance Committee annually reviews and determines the specific qualifications and skills that one or more directors must possess. Each of the nominees for director to be elected at the Annual Meeting was nominated and recommended by the Nominating/Governance Committee and approved by the board of directors. The Company has not received director nominee recommendations from any shareholders for the terms commencing in 2009 and expiring in 2012. The board of directors will consider nominees recommended by shareholders under the same criteria as nominees submitted by other parties, provided that such recommendations comply with the notice, timing and other requirements provided for in the Company’s Amended and Restated Charter.
The Audit Committee of the Bank also serves as the Audit Committee for the Company and is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee of the Bank consists of Messrs. Robert K. Leonard, Samuel E. Lynch, John Tolsma and Charles Whitfield, Jr. Each of the directors who serves on the Audit Committee is “independent” of the Company, as the term “independent” is defined under Rule 4200(a)(15) of the listing standards of the Nasdaq Stock Market, LLC and the standards promulgated under the Sarbanes-Oxley Act of 2002, including Rule 10A-3 of the rules and regulations promulgated under the Exchange Act. Mr. Robert Leonard served as the Chairman of the Audit Committee, and the Company’s board of directors has determined that he qualifies as an “audit committee financial expert” as such term is defined by the SEC’s rules and regulations, and is “independent”, as defined by the listing standards of the Nasdaq Stock Market, LLC and the SEC’s rules and regulations. This committee meets at least quarterly to (1) monitor the accounting and financial reporting practices of the Company, and (2) determine whether the Company has adequate administrative, operating and internal accounting control over financial reporting. This committee met seven times during 2008 in its capacity as the Audit Committee for the Company. A copy of the Audit Committee Report is set forth below. The Audit Committee has a written charter which sets out the duties and responsibilities of the Audit Committee, a copy of which is available on the “Investor Relations” section of the Company’s website at www.greenbankusa.com.
The Bank’s Compensation Committee also serves as the compensation committee for the Company. The Compensation Committee consists of Martha Bachman, W.T. Daniels, Bruce Campbell, John Tolsma and Charles Whitfield, Jr., with Mr. John Tolsma serving as Chairman. Each member of the Compensation Committee is “independent” within the meaning of the listing standards of the Nasdaq Stock Market, LLC. The Compensation Committee meets periodically to evaluate the compensation and fringe benefits of the directors, officers and employees of the Bank and the Company and recommend compensation changes to the respective boards of directors. The Compensation Committee met two times during 2008. The Compensation Committee has a written charter which sets out the duties and responsibilities of the Compensation Committee, a copy of which is available on the “Investor Relations” section of the Company’s website at www.greenbankusa.com.
Additionally, because the Company is participating in the Capital Purchase Program (the “CPP”) established by the U.S. Department of the Treasury under the Emergency Economic Stabilization Act of 2008, the Human Resources and Compensation Committee has additional responsibilities under the EESA as amended by the America Recovery and Reinvestment Act of 2009 (the “ARRA”) and the rules, regulations and guidance issued thereunder. Those additional responsibilities include the following:
•	reviewing the Company’s employee compensation plans;

•
identifying the features of the Company’s named executive officers’ (as defined below) incentive compensation arrangements that could lead the named executive officers to take unnecessary and excessive risks that could threaten the value of the Company;

•
reviewing with the Company’s senior risk officers incentive compensation arrangements with the named executive officers to ensure that the named executive officers are not encouraged to take unnecessary and excessive risks;

•
meeting at least semi annually to discuss and evaluate employee compensation plans in light of any risk to the Company from its employee compensation plans and at least annually with the Company’s senior risk officers to discuss and review the relationship between the Company’s risk management policies and practices and the named executive officers’ incentive compensation arrangements; and

•	certifying that the Compensation Committee has completed its review of the named executive officers’ incentive compensation arrangements as set forth above.

Compensation Committee Interlocks and Insider Participation
The members of the Compensation Committee during 2008 consisted of John Tolsma, Martha Bachman, W.T. Daniels, Bruce Campbell and Charles Whitfield, Jr.
No member of the Compensation Committee of the board of directors of the Company during 2008 was either (i) an officer or employee of the Company or any of its subsidiaries during the fiscal year ended December 31, 2008, (ii) a former officer of the Company or any of its subsidiaries, or (iii) an insider (i.e., director, officer, director or officer nominee, greater than 5% shareholder, or immediate family member of the foregoing) of the Company or any of its subsidiaries that engaged, or is currently engaging, in transactions with the Company or any subsidiary of the Company that must be disclosed in this proxy statement under the rules and regulations of the SEC.
Except as set forth above, there are no relationships among the Company’s executive officers, members of its Compensation Committee or entities whose executives serve on the board of directors or the Compensation Committee that require disclosure under applicable SEC rules or regulations.
Certain Transactions
The Company and its subsidiaries have had, and expect to have in the future, transactions in the ordinary course of business with directors and executive officers and members of their immediate families, as well as with principal shareholders. All loans and deposits included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, in the case of loans, as those prevailing for comparable transactions with non-affiliated persons. It is the belief of management that such loans neither involved more than the normal risk of collectability nor presented other unfavorable features.
Review, Approval or Ratification of Transactions with Related Persons
The Company has followed the practice of having the full board of directors or a committee of disinterested directors review and approve transactions in which a director has a material interest. The Company has adopted a written Related Party Transactions Review and Approval Policy, which is administered by the board of directors. The Policy covers “related party transactions”, including any financial transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, either currently proposed or since the beginning of the last fiscal year in which the Company was or is to be a participant, involves an amount exceeding $120,000 and in which a director, nominee for director, executive officer or immediate family member of such person has or will have a direct or indirect material interest. The board of directors determines whether or not “related party transactions” are fair and reasonable to the Company. The board of directors also determines whether any “related party transaction” in which a director has an interest impairs the director’s independence. Approved “related party transactions” are subject to on-going review by the Company’s management on at least an annual basis. Loans to directors and executive officers and their related interests made and approved pursuant to the terms of Federal Reserve Board Regulation O are deemed approved under this policy. Any such loans that become subject to specific disclosure in the Company’s annual proxy statement will be reviewed by the Audit Committee at that time.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater-than-10% shareholders are required to furnish the Company with copies of all such reports. Based solely on its review of copies of such reports received by it, or written representations from certain reporting persons that no annual report of change in beneficial ownership is required, the Company believes that, during and with respect to the year ended December 31, 2008 all such filing requirements were timely satisfied.
Audit Committee Report
The following Audit Committee Report shall not be deemed filed or incorporated by reference into any other document, including the Company’s filings under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates this Report into any such filing by reference.
The board of directors of the Company has appointed an Audit Committee, consisting of four independent directors, which assists the board of directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.
In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the Company’s independent registered public accounting firm the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence and satisfied itself as to the independent registered public accounting firm’s independence. The Audit Committee also discussed with management, the internal auditors and the independent registered public accounting firm the quality and adequacy of the Company’s internal control over financial reporting and the internal audit function’s organization, responsibilities, budget and staffing. The Audit Committee reviewed with both the independent registered public accounting firm and the internal auditors their audit plans, audit scope, and identification of audit risks.
The Audit Committee reviewed and discussed with the independent registered public accounting firm all matters required by generally accepted auditing standards, including those matters described in Statement on Auditing Standards No. 61, as amended, (AICPA, Professional Standards, Vol. 1 AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.
The Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2008, with management and the independent registered public accounting firm. Management has the responsibility for the preparation of the Company’s financial statements, and the independent registered public accounting firm has the responsibility for the examination of those statements and expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America. The Audit Committee held seven meetings during 2008.
Based on the above-mentioned review and discussions with management and the registered public accounting firm, the Audit Committee recommended to the board of directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the Securities and Exchange Commission.
Robert K. Leonard, Chairman
Samuel E. Lynch
John Tolsma
Charles H. Whitfield, Jr.

Code of Conduct
The Company maintains a code of conduct that is applicable to all of the Company’s directors and employees, including its principal executive officer and its senior financial officers. This code, which requires continued observance of high ethical standards such as honesty, integrity and compliance with law in the conduct of the Company’s business, is available for public access under the “Investor Relations” section of the Company’s website at www.greenbankusa.com. The Company intends to make any legally required disclosure of any amendments to, or waivers from, the code of conduct with respect to its directors and executive officers in accordance with the rules and regulations of the SEC and the Nasdaq Stock Market, LLC. If such disclosure is made on the Company’s website, it will be located on the “Investor Relations” section of the website at www.greenbankusa.com.
Compensation Committee Report
The following Compensation Committee Report shall not be deemed filed or incorporated by reference into any other document, including the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report into any such filing by reference.
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K of the rules and regulations of the SEC and contained in this Proxy Statement. Based on this review and discussion, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement. The Compensation Committee has met with the Company’s senior risk officials to ensure that the Company’s compensation arrangements do not encourage the named executive officers to take unnecessary risks that threaten the Company.
Submitted by the 2008 Compensation Committee of the Company’s board of directors
John Tolsma, Chairman
Martha Bachman
Bruce Campbell
W.T. Daniels
Charles Whitfield, Jr.
COMPENSATION DISCUSSION AND ANALYSIS
Introduction
The Compensation Committee of the Company’s board, which also serves as the Compensation Committee of the Bank, is presently comprised of five members of the board of directors and is responsible for developing and making recommendations to the full board of directors concerning compensation paid to the Chief Executive Officer and the President and Chief Operating Officer. Additionally, after considering the recommendations of the Chief Executive Officer, the Compensation Committee will recommend to the full board of directors compensation for other “named executive officers”. The Compensation Committee is further responsible for administering all aspects of the Company’s executive compensation program.
Each member of the Compensation Committee is independent within the meaning of the listing standards of the Nasdaq Stock Market, LLC and is appointed annually. Members of the Compensation Committee consist of Martha Bachman, W.T. Daniels, Bruce Campbell, John Tolsma and Charles Whitfield, Jr., with Mr. John Tolsma serving as Chairman. The Compensation Committee meets periodically to evaluate the compensation and fringe benefits of the directors, officers and employees of the Bank and the Company and recommend compensation changes to the respective boards of directors. The Compensation Committee met two times during 2008.
The Compensation Committee has a written charter which sets out the duties and responsibilities of the Compensation Committee, a copy of which is available on the “Investor Relations” section of the Company’s website at www.greenbankusa.com.

For the calendar year 2008 the Compensation Committee independently determined the compensation mix and total compensation level of the Chief Executive Officer and the President and Chief Operating Officer of the Company based upon information obtained from peer data contained in the SNL Southeast Bank Index and in peer data provided by Clark Consulting. The Chief Executive Officer and the President and Chief Operating Officer provide recommendations to the Compensation Committee for the mix and total compensation level of each of the named executive officers reporting to them. The Compensation Committee, based upon data from the peer group (discussed below), independently reviews these recommendations and either approves or modifies them prior to recommending them to the full board of directors. For calendar year 2009, the Compensation Committee is involved in setting compensation philosophy and strategy for the top five executive officers of the Company.
Executive Compensation Philosophy
The Company seeks to provide an executive compensation package that is driven by overall financial performance, increase in shareholder value, success of the business unit directly impacted by the executive’s performance and the performance of the individual executive. Executive compensation is intended to be set at levels that the Compensation Committee, based upon information from peer data contained in the SNL Southeast Bank Index and in peer data provided by Clark Consulting, believes is consistent with a peer group of banks independently selected by the consultant and approved by the Compensation Committee.
As a result of the significant increase in asset size of the organization during 2007, relating to the acquisition of Civitas BankGroup, the peer group of banks used in 2007 for benchmarking was no longer deemed appropriate. A listing of Banks of similar size prepared by Clark Consulting was reviewed by the Committee. The Committee selected banks with high performance characteristics located in the Southeast as the applicable peer group within this broader group of peers. For 2008 the peer group of banks consisted of 5 publicly traded financial institutions of comparable asset size and performance characteristics located primarily in the Southeast. Management is not involved in this selection process. The peer group banks used in establishing the named executive officers’ compensation in 2008 consisted of: Capital City Bank Group, Inc, First Bancorp, Pinnacle Financial Partners, Inc., Renasant Corporation and SCBT Financial Corporation.
Objectives of Executive Compensation
The objectives of the Company’s executive compensation program are to attract and retain experienced, quality executive leadership and to enhance the individual executive’s performance. This is accomplished through the alignment of incentives with each business unit most directly impacted by the executive’s leadership and performance with the key objectives to increase shareholder value and improve overall performance.
The Compensation Committee bases its executive compensation program on the same objectives that guide the Company in establishing all of its compensation programs. Compensation is based upon the level of job responsibility, individual performance and company performance. As employees progress to higher levels of responsibility in the organization, an increasing proportion of their pay should be linked to company performance and shareholder returns, because they are more able to affect company results. Additionally, compensation should reflect the value of the job in the marketplace. To attract and retain a highly skilled workforce the Company must remain competitive with the pay of other employers who compete with us for talent. Compensation programs must deliver top-tier compensation for top-tier individual and company performance. Where individual performance falls short of expectations and/or company performance lags the industry, the programs should deliver lower-tier compensation. In addition, the objectives of pay for performance and retention must be balanced. Even in periods of temporary downturns in company performance, the programs should continue to ensure that successful, high-achieving employees will remain motivated and committed to the Company.
The Compensation Committee strives to meet these objectives while maintaining market competitive pay levels and ensuring that the Company makes efficient use of shares and have predictable expense recognition.

Competitive Positioning
Based upon data received, a customized peer group of banks, indentified above, reflecting the Company’s asset size level, geographic location and high-growth characteristics was developed in order to benchmark both director and the top two executive officer compensation packages. The peer group was based upon a number of factors including company focus, growth and earnings, location, asset size and outside investment analyst reviews. A proxy analysis was performed comparing directors’ and the top two executive officers’ total compensation to directors and comparable executives in the peer group institutions. Based upon the review of market data, the Company set annual incentive and equity award levels for the Chief Executive Officer and the President and Chief Operating Officer which would ensure market competitive pay at the 50th percentile when performance goals are met and at the 75th percentile when performance goals are exceeded. Additionally, the Compensation Committee established benchmarks associated with the Bank maintaining a top rating from its primary bank regulator. For 2008, the Compensation Committee set target base compensation increases in the range of 3% to 5% and target cash incentive compensation levels in the range of 40% to 60% of base compensation based upon corporate performance goals relative to peers. The performance goals established include the year-to-date change in: return on average assets, year-to-date core earnings per share change, return on average stockholders’ equity and stock price performance all equally weighted, compared with overall performance of the peer group for the twelve month period ending September 30th. In January 2008, Mr. Puckett and Mr. Vaught received increases to their base salaries of $37,750 and $16,342, respectively. These adjustments brought their base compensation in line with the average base salary of the comparable executives within the peer group. Additionally, Mr. Puckett received a merit increase of 3.5% in January 2008 for 2007 performance and Mr. Vaught received a merit increase of 5.4%.
In January 2008 for 2007 performance and based upon the previously identified earnings performance goals of the Company compared with the peer group of banks in 2007, Mr. Puckett was awarded a cash incentive award of $94,048.50 equal to 28.9% of his adjusted base compensation for 2007, an award of $25,000 reflecting the Bank’s supervisory regulatory rating and $15,000 for the successful integration of the Civitas acquisition completed in 2007. In total, the incentive payments received in January 2008 reflected a decrease of 55.6% from the prior year. In January 2008 for 2007 performance, Mr. Vaught received a cash incentive award of $80,106 equal to 30.0% of his adjusted base compensation for 2007, an award of $20,000 reflecting the Bank’s supervisory regulatory rating and $12,000 for the successful integration of the Civitas acquisition. In total, these incentive payments received in January 2008 reflected a decrease of 49.13% from the prior year.
In January 2008, the Compensation Committee awarded restricted shares and cash-settled stock appreciation rights to each of the named executive officers in the following amounts in recognition of the Company’s performance in 2007:

		Cash-Settled
		Stock
	Restricted	Appreciation
Named Executive Officer	Shares	Rights
R. Stan Puckett	2,571	2,571
Kenneth R. Vaught	2,571	2,571
James E. Adams	2,058	2,058
Steve L. Droke	1,654	1,654
William C. Adams	1,558	1,558
The restricted shares and cash-settled stock appreciation rights each vest over a five year period, with 20% of the award vesting annually on the anniversary date of the award. If the named executive officer leaves employment of the Company, all unvested restricted stock awards and cash-settled stock appreciation rights are forfeited. The vested portion of the cash-settled stock appreciation rights expire if not exercised at the time that the forfeiture restrictions on the related restricted shares lapse. The restricted shares represent 50% of the total equity-based awards granted to each of the named executive officers in 2008, with the remaining 50% represented by the cash-settled stock appreciation awards. Restricted shares are full value awards that always have value for the executive officer because the awards do not have an exercise or grant price. Conversely, cash-settled stock appreciation rights only have value to the extent that the Company’s common stock trades at a value above the grant or exercise price after the award vests. The compensation element associated with cash-settled stock appreciation rights is totally at risk in the event that the stock price falls below the grant or exercise price at the vesting date.

Based upon earnings performance for 2008, none of the named executive officers received an increase in base compensation for 2009.
Based upon the Company’s performance in 2008, none of the named executive officers received any cash bonus in 2009.
The Company attempts to position the compensation of its senior executives as follows:
•	Base salaries for executives generally are targeted between the 40th and 50th percentile.

•
The annual incentive plan provides cash compensation at the 50th percentile of the peer group when target goals are achieved and between the 60th and 75th percentile, if target goals are exceeded. No bonuses will be paid if annual performance goals are not met. More specifically, the Compensation Committee reviews the weighted average bonuses paid by the peer group and then discounts, or supplements, those by taking the weighted average of the delta in Return on Assets, Return on Equity, Earnings per Share and Stock Price Performance. Based upon the Company’s performance in 2008, relative to the 2008 peer group of historically high performing banks, there were no annual incentive payouts made in January 2009 for 2008 performance.

•
Long term equity incentives are used to reward Company performance and align the executive’s interests with shareholders’ interests; retain executives through long-term vesting and provide for potential wealth accumulation if the Company’s stock price increases. The long term equity incentives will provide equity compensation at the 50th percentile of the peer group when target goals are met, with the potential for awards between the 60th and 75th of the peer group percentile when long term goals are exceeded. No equity awards will be made if performance goals are not met. Vesting periods of five years have been selected based upon the preponderance of proxy data reviewed for the peer group companies. In recent years, the Compensation Committee has awarded a mix of equity-based awards to the named executive officers with a portion of the award being made in shares of restricted stock and a portion of the award being made in cash-settled stock appreciation rights. The Compensation Committee has also in the past utilized stock options which, like stock appreciation rights, only have value to the extent that the Company’s stock price exceeds the grant or exercise price of the award after vesting. No restricted stock awards were granted to the Company’s named executive officers in 2009 for 2008 performance.

•
Base salaries for the named executive officers, other than Mr. Puckett and Mr. Vaught, are determined initially by evaluating the responsibilities of the positions held, and by reference to the competitive marketplace for talent, including a comparison of base salaries for comparable positions at comparable companies within the financial services industry. Annual salary adjustments are determined by evaluating the competitive marketplace, the performance of the Company and the performance of the other named executive officers. No salary increases were granted to the other named executive officers in 2009 based upon the Company’s 2008 performance.

Composition of Total Compensation
The Company provides a competitive mix of pay elements that seek to align executive incentives with shareholder value. The executive compensation includes both short and long term compensation, with an emphasis on long-term compensation that is tied to corporate and stock price performance. In 2008, the Company had chosen to use restricted stock awards in the long-term component of total compensation for named executive officers. Incentive performance measures promote shareholder return and earnings growth, and the plan design assures clear linkages between performance measures and a participant’s ability to influence such measures and award levels. By emphasizing longer performance measurement periods by using long-term incentives, we align our executive’s interests with our shareholders’ and create a strong retention tool.
Base salaries are designed to provide competitive levels of compensation for executives in relation to comparable employees at peer institutions based upon their experience, duties and scope of responsibility. Base salaries are provided to ensure a basic level of compensation and are necessary to recruit and retain executives. An important aspect of base salaries is the Compensation Committee’s ability to use annual base salary adjustments to reflect an individual’s performance or change in responsibilities. The Compensation Committee places a greater emphasis targeting the total amount of direct compensation to peer practices and emphasizes a mix of compensation weighted towards variable compensation for the Chief Executive Officer and the President and Chief Operating Officer. At lower executive levels, base salaries represent a larger proportion of total compensation, and at the other named executive levels are progressively replaced with larger variable compensation opportunities.

Annual bonus incentives are used as a short-term incentive to drive achievement of annual performance goals including the support of strategic business objectives, financial goals, specific performance goals and to encourage team work. Under the ARRA, the Company may be prohibited from paying or accruing bonuses, retention awards or incentive compensation to the Company’s top five most highly compensated employees, except for long-term restricted stock that does not fully vest until after the Company has repaid the Treasury the amounts invested under the CPP, is less than one third of the executive’s annual compensation and that complies with other requirements imposed by the Treasury. These restrictions do not apply to bonuses required to be paid pursuant to employment contracts in place prior to February 11, 2009. Although regulations under the ARRA have not yet been promulgated, these provisions may significantly limit the Company’s ability to pay annual cash incentive payments to the Company’s named executive officers under the Company’s annual cash incentive plan and may result in the Compensation Committee deciding to increase the named executive officers’ base salaries until the Treasury has been repaid.
The benefits component of total compensation includes the Company’s 401(k) Plan and a non-qualified deferred compensation plan. Under the terms of the qualified 401(k) Plan the Company maintains a contributory profit sharing plan (“PSP”) covering certain employees with more than one year of service. The Company contributes a discretionary and immediately vested 3% of compensation, excluding bonuses and overtime, to the PSP. In addition, the Company’s Board of Directors has the authority to contribute an additional discretionary 3% of compensation, excluding bonuses, commissions and overtime, which vests after two years of employment. The PSP allowed employees to contribute the maximum allowed by current ERISA.
The Company has entered into Employment Agreements, which include a change in control provision, with both the Chief Executive Officer and the President and Chief Operating Officer. The agreements were initially for a three year period with an annual automatic renewal unless either party notifies the other of a termination at least 90 days prior to the end of the then current term.
Additionally, the Company has entered into Change in Control Agreements with selected members of senior management, including each of the named executive officers. The Change in Control agreements were entered into as a function of the consolidation occurring in the financial services industry and to avoid having our executives distracted by a rumored, or actual, change in control. If a change in control were to occur, we want our executives to be focused on the business and the interests of the shareholders. We believe that it is important that our executives react neutrally to a potential change in control and not be influenced by personal financial concerns. Our change in control agreements are consistent with market practices and assist us in retaining our executive talent. The level of benefits have been set at either 1.99 times or 2.99 times the participating executive’s base amount within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), payable in a lump sum six months following a Change in Control. This structure is common and deemed necessary to remain competitive within the banking industry as a whole and, more specifically, with our peer group. In establishing the multiples of base salary and bonus that a terminated named executive officer would be entitled to receive following his or her termination, either before or after a change of control, the Compensation Committee considered the need to be able to competitively recruit and retain talented executive officers who often times seek protection against the possibility that they might be terminated without cause or be forced to resign without cause, particularly following a change of control. When establishing the multiples, the Compensation Committee also sought to provide benefits at a level that it believed would provide appropriate compensation for the named executive officer in the event of consummating a transaction that, although possibly detrimental to the individual’s employment prospects with the resulting company, would be beneficial to the Company’s shareholders.
The Compensation Committee believes that the protections afforded in employment agreements and change in control agreements are reasonable and are an important element in retaining the Company’s named executive officers and certain other members of senior management.

In connection with the Company’s sale of preferred stock to the U.S. Treasury in connection with the CPP, each of our named executive officers executed letter agreements with the Company on December 23, 2008 in which each officer agreed that (i) the Company is prohibited from paying any “golden parachute” payment (as originally defined in Section 111(b)(2)(c) of the EESA) to the officer during any period that the executive is a senior executive officer of the Company and the U.S. Treasury holds any equity or debt securities of the Company issued in the CPP; (ii) any bonus or incentive compensation paid to the named executive officer during any period that the officer is a senior executive officer of the Company and the U.S. Treasury holds any equity or debt securities of the Company issued in the CPP is subject to recovery or “clawback” by the Company if the payments were based on materially inaccurate financial statements or performance metric criteria; and (iii) each of the Company’s benefit plans were amended with respect to the named executive officer to the extent necessary to give effect to the limitations described above in this paragraph. As described below, the ARRA includes certain additional restrictions and limits concerning executive compensation of companies that participated in the CPP, including a provision prohibiting any payment to any named executive officer for departure from a company for any reason, except for payments for services performed or benefits accrued. Regulations or guidance proposed by the U.S. Treasury with respect to these additional restrictions may require the Company to seek additional modifications to the agreements that it has entered into with its named executive officers, including its employment agreements and change in control agreements.
Both the Chief Executive Officer and the President and Chief Operating Officer have entered into Non-competition Agreements with the Company. In consideration for entering into these agreements, the Company has provided certain deferred compensation benefits which have been funded by individual insurance policies. The benefits payable to both individuals range from 7 to 10 years based upon certain events occurring such as age, retirement, disability or death and are described in more detail below. If either of these individuals are terminated for cause, then the Company will be released from its obligation.
Emergency Economic Stabilization Act of 2008
On December 23, 2008, the Company sold a series of its preferred stock and common stock purchase warrants to the U.S. Department of Treasury under the CPP created under EESA. As a result of this transaction, the Company became subject to certain executive compensation requirements under the CPP, the EESA, and Treasury Department regulations. Those requirements apply to the Company’s named executive officers and potentially other senior executive officers of the Company (collective, the “SEOs”). Those requirements are:
•	A prohibition on providing incentive compensation arrangements that encourage SEOs to take unnecessary and excessive risks

•
Recovery of any bonus or incentive compensation paid to an SEO where the payment was later found to have been based on statements of earnings, gains, or other criteria which prove to be materially inaccurate

•	Limits on the amounts that can be paid under change in control and similar agreements which provide payments upon separation of service

•	Limits on the Company’s tax deduction for compensation paid to any SEO of $500,000 annually
American Reinvestment and Recovery Act of 2009
On February 17, 2009, the President of the United States signed into law the ARRA. The ARRA contains expansive new restrictions on executive compensation for participants in the CPP. The ARRA amends the executive compensation and corporate governance provisions of EESA.
Key features of the ARRA are:
•
A prohibition of the payment of any “bonus, retention award, or incentive compensation” to named executive officers, and possibly other senior executive officers, for as long as any CPP- related obligations are outstanding. The prohibition does not apply to bonuses payable pursuant to “employment contracts” in effect prior to February 11, 2009.

•
“Long-term” restricted stock is excluded from the ARRA’s bonus prohibition, but only to the extent the value of the stock does not exceed one-third of the total amount of annual compensation of the employee receiving the stock, the stock does not “fully vest” until after all CPP obligations have been satisfied, and any other conditions which the Treasury may specify have been met.

•
Prohibition on any payment to the named executive officers of a company upon departure from the company for any reason (except for payments for services performed or benefits accrued) for as long as any CPP obligations remain outstanding.

•
Recovery of any bonus or other incentive payment made on the basis of materially inaccurate financial or other performance criteria that is paid to the named executive officers of a company and the next 20 most highly compensated employees.

•	Prohibition on compensation plans that “encourage” earnings manipulation.

•	A requirement that the CEO and CFO provide a written certification of compliance with the executive compensation restrictions in ARRA in the Company’s annual filings with the SEC.

•	Implementation of a company-wide policy regarding excessive or luxury expenditures.

•
The U.S. Treasury will review bonuses, retention awards, and other compensation paid to the named executive officers and the next 20 most highly-compensated employees of each company receiving CPP assistance before the ARRA was enacted, and to “seek to negotiate” with the CPP recipient and affected employees for reimbursement if it finds any such payments were inconsistent with the TARP or otherwise in conflict with the public interest.

The ARRA requires both the U.S. Treasury and the SEC to issue rules to implement these new executive compensation restrictions. As a result, until Treasury and the SEC publish their new rules, many aspects of the above restrictions will not be clear.
After the U.S. Treasury and the SEC publish these rules and related regulations, the Committee will consider these new limits on executive compensation and determine how they impact the Company’s executive compensation program and may decide to revise certain elements of 2009 compensation to its executive officers, including the named executive officers, and/or make other changes to the Company’s executive compensation programs.
Tax Considerations
It has been the Committee’s intent that all incentive payments be deductible unless maintaining such deductibility would undermine our ability to meet our primary compensation objectives or is otherwise not in our best interest.
Federal Income Tax Deductibility Limitations. The Compensation Committee believes it is appropriate to take into account the $500,000 limit on the deductibility of executive compensation for federal income tax purposes pursuant to Section 162(m) of the Code of and to seek to qualify the Company’s performance-based cash and equity-based compensation for exclusions from Section 162(m) so such compensation will qualify as a tax deductible expense. The Compensation Committee will continue to evaluate whether it will approve annual compensation arrangements exceeding $500,000 and whether it will attempt to qualify any such amounts for deductibility under the federal tax laws.
Sections 280G and 4999. We provide our named executive officers with employment agreements or change in control agreements that provide for payments to the executives following certain terminations of employment after a change in control. Certain of these agreements provide for tax protection in the form of a gross-up payment to reimburse the executive for any excise tax under Section 4999 of the Code as well as any additional income and employment taxes resulting from such reimbursement. Code Section 4999 of the Code imposes a 20% non-deductible excise tax on the recipient of an “excess parachute payment” and Section 280G of the Code disallows the tax deduction to the payor of any amount of excess parachute payment that is contingent upon a change in control. Payments related to a change in control must not exceed 3 times the executive’s base amount in order to be considered an excess parachute payment, and then the excise tax is imposed on the parachute payments that exceed the executive’s base amount. The intent of the tax gross-up is to provide a benefit without tax penalty to certain executives who are displaced in the event of a change in control. We believe that the provision of tax protection for certain of our executive officers is consistent with market practice, is a valuable executive talent retention provision, and is consistent with the objectives of our overall executive compensation program.

Section 409A. Amounts that are deferred or which become vested under our nonqualified deferred compensation programs after December 31, 2004 are subject to Section 409A of the Code, which governs when elections for deferrals of compensation may be made, the form and timing permitted for payment of such deferred amounts, and the ability to change the form and timing of payments initially established. Section 409A imposes sanctions for failure to comply, including accelerated income inclusion, a 20% penalty and an interest penalty. We currently operate our non-qualified deferred compensation program, employment agreements and change in control agreements in good faith compliance with Section 409A as permitted by the proposed regulations issued by the Internal Revenue Service. When final 409A regulations are issued, we will amend our plans as necessary to fully comply with Section 409A of the Code requirements.
Summary
In summary, we believe the mix of salary, potentially significant variable cash incentives for both short-term and long-term performance, and the potential for equity ownership in the Company motivates our management team to produce strong results for shareholders. We further believe that this program strikes an appropriate balance in operating our business and appropriate employee rewards based on shareholder value creation.

2008 SUMMARY COMPENSATION TABLE

								Change in Pension
								Value and
						Non-Equity		Nonqualified
				Stock	Option	Incentive Plan		Deferred	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation		Compensation	Compensation	Total
Principal Position	Year	($)	($)	(1)($)	(1)($)	($)		Earnings (3)($)	(4)($)	($)
R. Stan Puckett,	2008	$325,000	$—	$8,512	$34,515	$—		$—	$139,749	$507,776
Chairman of the	2007	278,250	—	—	13,887	134,048	(2)	2,195	131,573	559,953
Board and Chief	2006	265,000	—	—	—	184,000		7,589	127,451	584,040
Executive Officer of the Company and the Bank (“CEO”)

Kenneth R. Vaught,	2008	$267,000	$—	$8,512	$65,552	$—		$—	$106,792	$447,856
Director, President	2007	237,000	—	—	42,632	112,106	(2)	513	98,170	490,421
and Chief Operating	2006	225,000	—	—	27,333	155,000		1,537	94,174	503,044
Officer of the Company and the Bank (“COO”)

James E. Adams,	2008	$228,000	$—	$6,759	$11,598	$—		$—	$25,079	$271,436
Executive Vice	2007	200,000	—	—	4,629	72,000	(2)	—	23,835	300,464
President, Chief	2006	175,000	—	—	—	80,000		—	11,809	266,809
Financial Officer and Secretary of the Company and the Bank (“CFO”)

Steve L. Droke,	2008	$183,325	$—	$5,430	$20,922	$—		$—	$18,329	$228,006
Senior Vice	2007	160,813	—	—	14,600	36,400	(2)	—	17,094	228,907
President and Chief	2006	155,000	—	—	11,556	52,000		—	16,651	235,207
Credit Officer of the Bank (“CCO”)

William C. Adams,	2008	$172,682	$—	$5,118	$18,907	$—		$—	$13,135	$209,482
Jr., Senior Vice	2007	151,475	—	—	12,972	36,450	(2)	—	11,900	212,797
President and Chief	2006	146,000	—	—	9,921	40,500		—	11,459	207,880
Information Officer of the Bank (“CIO”)

(1)
The amounts in column captioned “Stock Awards” and “Option Awards” reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2008, 2007 and 2006, in accordance with FAS 123(R) for stock awards, stock options and stock appreciation rights awarded pursuant to the Company’s equity incentive plans and thus may include amounts from awards granted in and prior to 2008, 2007 and 2006, as applicable. For a description of the assumptions used by the Company in valuing these awards please see “Note 13 — Stock Options” to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Securities and Exchange Commission on March 13, 2009. The amounts below the caption “Option Awards” also include any amount attributable to fair value accounting for cash-settled stock appreciation rights that were granted. For a description of the assumptions used by the Company in valuing these cash-settled stock appreciation rights please see “Note 13 — Stock Options” to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Securities and Exchange Commission on March 13, 2008.

(2)	Payment for 2007 performance paid in January 2008.

(3)
The amount in the column captioned “Change in Pension Value and Nonqualified Deferred Compensation Earnings” is the deemed above-market interest earned on deferred compensation based upon 120% of the Long Term Annual Applicable Federal Rate (“AFR”) published by the Internal Revenue Service in May 2006 (6.02%). The Company’s interest rate for 2008 was 0.0%, 6.72% in 2007 and 8.930% in 2006. Please see “Note 9 — Benefit Plans” to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Securities and Exchange Commission on March 13, 2009. No earnings were credited for the year ending December 31, 2008 because the Company had a negative Return on Shareholders’ Equity for 2008.

(4)	The amounts shown as “All Other Compensation” for 2008, 2007 and 2006 include the following:

2008
		Amounts
		Accrued under			Health and Life
	Directors Fees Paid	Non-Compete	Company 401(k)	Company Car	Insurance Paid
Name	or Earned	Agreement	Contribution	Allowance	by the Company	Country Club Dues
R. Stan Puckett	$20,400	$94,942	$13,800	—	$2,942	$7,665
Kenneth R. Vaught	$20,400	$68,609	$13,800	—	$1,455	$2,528
James E. Adams	—	—	$13,680	$8,625	—	$2,774
Steve L. Droke	—	—	$10,100	—	$5,455	$2,774
William C. Adams	—	—	$10,361	—	—	$2,774

2007
		Amounts
		Accrued under			Health and Life
	Directors Fees Paid	Non-Compete	Company 401(k)	Company Car	Insurance Paid
Name	or Earned	Agreement	Contribution	Allowance	by the Company	Country Club Dues
R. Stan Puckett	$17,800	$88,983	$13,500	—	$3,216	$8,074
Kenneth R. Vaught	$17,800	$62,379	$13,500	—	$1,525	$2,966
James E. Adams	—	—	$11,593	$9,375	—	$2,867
Steve L. Droke	—	—	$9,590	—	$4,637	$2,867
William C. Adams	—	—	$9,033	—	—	$2,867

2006
		Amounts
		Accrued under			Health and Life
	Directors Fees Paid	Non-Compete	Company 401(k)	Company Car	Insurance Paid
Name	or Earned	Agreement	Contribution	Allowance	by the Company	Country Club Dues
R. Stan Puckett	$19,600	$83,397	$13,200	—	$2,925	$8,329
Kenneth R. Vaught	$19,600	$58,463	$13,200	—	—	$2,911
James E. Adams	—	—	—	$9,000	—	$2,809
Steve L. Droke	—	—	$9,170	—	$4,672	$2,809
William C. Adams	—	—	$8,650	—	—	$2,809

GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2008
The following table summarizes certain information regarding grants of plan based awards to the Named Executive Officers during fiscal year 2008. The Company only awards cash-settled stock appreciation rights (“SARs”).

								All Other		All Other
								Stock		Option
								Awards:		Awards:			Grant Date
		Estimated Possible Payouts Under			Estimated Future Payouts			Number		Number of		Exercise or	Fair Value
		Non-Equity Incentive Plan Awards			Under Equity Incentive Plan			of Shares		Securities		Base Price of	of Stock
		(3)			Awards			of Stock		Underlying		Option	and Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units		Options		Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)		(#)		($/Sh)	($)

R. Stan Puckett	1/14/08		—		—	—	—	2,571	(1)	—		$—	$42,576
	1/14/08		—		—	—	—	—		2,571	(2)	$16.56	$—
		$—	$130,000	$195,000	—	—	—	—		—		$—	$—
Kenneth R. Vaught	1/14/08		—		—	—	—	2,571	(1)	—		$—	$42,576
	1/14/08		—		—	—	—	—		2,571	(2)	$16.56	$—
		$—	$106,800	$160,200	—	—	—	—		—		$—	$—
James E. Adams	2/27/08		—		—	—	—	2,058	(1)	—		$—	$40,008
	2/27/08		—		—	—	—	—		2,058	(2)	$19.44	$—
		$—	$91,200	$136,800	—	—	—	—		—		$—	$—
Steve L. Droke	2/27/08		—		—	—	—	1,654	(1)	—		$—	$32,154
	2/27/08		—		—	—	—	—		1,654	(2)	$19.44	$—
		$—	$73,330	$109,995	—	—	—	—		—		$—	$—
William C. Adams	2/27/08		—		—	—	—	1,558	(1)	—		$—	$30,288
	2/27/08		—		—	—	—	—		1,558	(2)	$19.44	$—
		$—	$69,073	$103,609	—	—	—	—		—		$—	$—

(1)	Reflects restricted stock awarded to the named executive officer. The term of the restricted stock awards provide for vesting in five equal annual installments commencing one year from the grant date.

(2)
Reflects cash-settled stock appreciation rights granted to the named executive officer. Each grant provides the participant with the right to receive payment in cash, upon exercise of each cash-settled stock appreciation right, for the difference between the appreciation in market value of a specified number of shares of the Company’s Common Stock over the award’s exercise price. The cash-settled stock appreciation rights vest over the same period as the restricted stock awards issued and can only be exercised in tandem with the restricted stock awards The per-share exercise price of a cash-settled stock appreciation right is equal to the closing market price of a share of the Company’s Common Stock on the date of grant.

(3)
The amounts shown reflect the payment levels of 0%, 40% and 60% of base compensation under the Company’s Cash Incentive Plan assuming the Company’s performance level falls in the 50th percentile of its peer group of banks.

OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR END
The following table sets forth certain information with respect to outstanding equity awards at December 31, 2008:

	Option Awards							Stock Awards
											Equity
										Equity	Incentive
										Incentive	Plan
				Equity						Plan	Awards:
				Incentive						Awards:	Market or
				Plan						Number of	Payout
				Awards:					Market	Unearned	Value of
	Number	Number of		Number of				Number of	Value of	Shares,	Unearned
	of	Securities		Securities				Shares or	Shares or	Units or	Shares,
	Securities	Underlying		Underlying				Units of	Units of	Other	Units or
	Underlying	Unexercised		Unexercised	Option			Stock That	Stock That	Rights That	Other Rights
	Unexercised	Options(#)		Unearned	Exercise	Option		Have Not	Have Not	Have Not	That Have
	Options(#)	Unexercisable		Options	Price	Expiration		Vested	Vested	Vested	Not Vested
Name	Exercisable	(1)		(#)	($)	Date		(#) (4)	($) (5)	(#)	($)

R. Stan Puckett	9,000	—		—	$13.41	12/31/09	(2)	—	—	—	—
	9,000	—		—	$13.86	12/31/10	(2)	—	—	—	—
	9,000	—		—	$15.09	12/31/11	(2)	—	—	—	—
	9,000	—		—	$16.41	01/13/13	(2)	—	—	—	—
	9,000	—		—	$19.97	01/09/14	(2)	—	—	—	—
	9,000	—		—	$26.89	01/25/15	(2)	—	—	—	—
	3,600	5,400		—	$28.90	02/21/16	(2)	—	—	—	—
	1,800	7,200		—	$34.63	03/19/17	(2)	—	—	—	—
	1,800	7,200	(3)	—	$34.63	03/19/17	(2)	—	—	—	—
	—	—		—	$—	—		2,571	$34,811	—	—
	—	2,571	(6)	—	$16.56	01/14/13	(6)	—	—	—	—

Kenneth R. Vaught	1,455	—		—	$30.00	12/31/09	(2)	—	—	—	—
	1,455	—		—	$32.00	12/31/10	(2)	—	—	—	—
	8,000	2,000		—	$23.99	12/31/14	(2)	—	—	—	—
	6,000	4,000		—	$26.89	12/31/15	(2)	—	—	—	—
	4,000	6,000		—	$28.90	02/17/16	(2)	—	—	—	—
	2,000	8,000		—	$34.63	03/19/17	(2)	—	—	—	—
	2,000	8,000	(3)	—	$34.63	03/19/17	(2)	—	—	—	—
	—	—		—	$—	—		2,571	$34,811	—	—
	—	2,571	(6)	—	$16.56	01/14/13	(6)	—	—	—	—

James E. Adams	1,200	1,800		—	$28.90	2/21/16	(2)	—	—	—	—
	600	2,400		—	$36.32	2/20/17	(2)	—	—	—	—
	—	—		—	$—	—		2,058	$22,395	—	—
	—	2,058		—	$19.44	02/27/13	(6)	—	—	—	—

Steve L. Droke	2,800	—		—	$30.00	12/31/09	(2)	—	—	—	—
	2,800	—		—	$32.00	12/31/10	(2)	—	—	—	—
	590	—		—	$19.00	01/10/13	(2)	—	—	—	—
	2,357	590		—	$23.21	01/09/14	(2)	—	—	—	—
	1,656	1,104		—	$26.89	01/25/15	(2)	—	—	—	—
	1,320	1,982		—	$28.90	02/21/16	(2)	—	—	—	—
	505	2,022		—	$36.32	02/20/17	(2)	—	—	—	—
	—	—		—	$—	—		1,654	$22,395	—	—
	—	1,654	(6)	—	$19.44	02/27/13	(6)	—	—	—	—

William C. Adams	2,450	—		—	$30.00	12/31/09	(2)	—	—	—	—
	2,450	—		—	$32.00	12/31/10	(2)	—	—	—	—
	2,579	—		—	$16.00	12/31/11	(2)	—	—	—	—
	2,579	—		—	$19.00	12/31/13	(2)	—	—	—	—
	2,063	516		—	$23.21	01/10/14	(2)	—	—	—	—
	1,359	906		—	$26.89	01/09/15	(2)	—	—	—	—
	1,255	1,844		—	$28.90	01/25/16	(2)	—	—	—	—
	476	1,904		—	$36.32	02/21/17	(2)	—	—	—	—
	—	—		—	$—	—		1,558	$21,095	—	—
	—	1,558	(6)	—	$19.44	02/27/13	(6)	—	—	—	—

(1)	Options or cash-settled stock appreciation rights become exercisable in five equal annual installments beginning on the first anniversary of date of grant.

(2)	The expiration date of each option or cash-settled stock appreciation right occurs ten years after the date of grant for each option.

(3)
Cash-settled stock appreciation rights. These cash-settled stock appreciation rights vest in tandem with the stock options they were granted with and can only be exercised if the market price of the Company’s stock is greater than the issue price of the stock appreciation right on the date of exercise of the option.

(4)	These are restricted stock awards that become vested in five equal annual installments beginning on the first anniversary of the date of grant.

(5)	Market value is determined by multiplying the closing market price of the Company’s common stock on December 31, 2008 by the number of shares.

(6)
Cash-settled stock appreciation rights. The annual vested potion of these cash-settled stock appreciation rights expire if not exercised with the vesting of the restricted stock awards they are linked to and expire in five years from grant date. These cash-settled stock appreciation rights can only be exercised if the market price of the Company’s stock is greater than the issue price of the stock appreciation right on the date of vesting.

OPTIONS EXERCISED AND STOCK VESTED TABLE FOR FISCAL 2008
The following table sets forth certain information with respect to options exercised by the Named Executive Officers in fiscal 2008:

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($) (1)	(#)	($)

R. Stan Puckett	9,000	$13,860	—	—

(1)	Represents the difference between the exercise price and the fair market value of the common stock on the date of exercise.
PENSION BENEFITS
The Company has entered into non-compete agreements with each of Messrs. Puckett and Vaught, pursuant to which the Company has agreed to provide certain retirement benefits. Information regarding potential payments pursuant to these agreements is set forth below:

			Present
			Value of	Payments
		Number of Years	Accumulated	During Last
		Credited Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($)	($)

R. Stan Puckett	Non-Compete Agreement	5	$418,742	$—

Kenneth R. Vaught	Non-Compete Agreement	4	268,832	—
Pursuant to Mr. Puckett’s non-compete agreement, he has agreed not to, among other things, during the term of his employment or following termination of his employment until his sixtieth (60th) birthday, engage in the business of banking in any county of any state in which the Company has an office or branch at the time of his termination. In consideration for this agreement, the Company has agreed to pay Mr. Puckett a deferred compensation benefit for a period of seven years following the termination of his employment, or upon his sixtieth (60th) birthday if Mr. Puckett is still employed with the Company on such date. If Mr. Puckett dies before age 54 while still employed by the Company, the benefit will be paid to his beneficiary as if he had retired on his fifty-fourth (54th) birthday. Mr. Puckett’s non-compete agreement also provides for the payment of benefits for seven years following a change in control of the Company or Mr. Puckett becoming disabled. The Company accrued $94,942 for the payment of the benefit under this agreement in 2008.
Pursuant to Mr. Vaught’s non-compete agreement, he has agreed that, in exchange for his receipt of a deferred compensation benefit, that during the term of his employment or following his termination by the Company without cause or his voluntary resignation, until his forty-six (46th) birthday, he would not either directly or indirectly engage in the business of banking, or any other business in which the Company directly or indirectly engages during the term of his employment with the Company in any county of any state in which the Company has an office or branch at the time of his termination.

In consideration of his agreement not to compete, the Company agreed to pay to Mr. Vaught, upon his reaching age 50, deferred compensation benefits for a period of 10 years following the termination of his employment or upon his fiftieth (50th) birthday if still employed by the Company at that date. If Mr. Vaught dies before age 50 while still employed by the Company, the benefits will be paid to his beneficiary beginning on August 1, 2014. If he dies after his fiftieth (50th) birthday while still employed by the Company, the benefit payments will commence within ninety days following his death. The agreement also provides that Mr. Vaught can defer receipt of these payments until age 60 if he is still employed by the Company at age 50. Mr. Vaught’s non-compete agreement also provides for the payment of benefits for ten years following a change in control. The Company accrued $68,609 for the payment of the benefit under this agreement in 2008.
NONQUALIFIED DEFERRED COMPENSATION TABLE FOR FISCAL 2008
The following table sets forth certain information with respect to deferrals made by the Company’s Named Executive Officers pursuant to the Company’s nonqualified deferred compensation plan described below, the earnings thereon and the aggregate balance at December 31, 2008:

	Executive	Registrant		Aggregate	Aggregate Balance
	Contributions in	Contributions in	Aggregate Earnings	Withdrawals/	at Last
	Last FY(1)	Last FY (1)	in Last FY (1)(3)	Distributions	FYE
Name	($)	($)	($)	($)	($)

R. Stan Puckett (2)	$—	$—	$—	$—	$333,564

Kenneth R. Vaught	9,200	—	—	—	92,163

James E. Adams	—	—	—	—	—

Steve L. Droke	—	—	—	—	—

William C. Adams	—	—	—	—	—

(1)
All amounts reported in the columns titled “Executive Contributions in Last FY”, “Registrant Contributions in Last FY” and “Aggregate Earnings in Last FY” are also reported as compensation to such named executive officer in the Summary Compensation Table on page 26.

(2)	Mr. Puckett did not defer any compensation for the year ending December 31, 2008.

(3)	No earnings were credited for the year ending December 31, 2008 because the Company had a negative Return on Shareholders’ Equity for 2008.
During 2008, 2007 and 2006, the Bank maintained a deferred compensation plan (the “Original Plan”) pursuant to which the Chief Executive Officer and the President and Chief Operating Officer could elect to defer receipt of a portion of their salaries by entering into deferred salary agreements with the Bank. In addition to the salary deferral, the agreements also provided for payment of benefits under certain events of disability, early retirement, termination of employment or death. The Bank is the beneficiary of life insurance acquired with respect to officers participating in the Original Plan. During 2006, the Company began using a formula which provides an annual earnings crediting rate based upon 75% of the Company’s return on average stockholders’ equity on balances in the plan, until the officer is separated from service, and, thereafter at an earnings crediting rate of 56.25% of the Company’s return on average stockholders’ equity for the year then ending. For the year ended December 31, 2008, the Company’s Return on Average Equity was (1.64%) and no earnings were credited.
On September 20, 2004, the Company approved a separate deferred compensation plan for nonemployee directors (the “Nonemployee Plan”) which, effective July 1, 2004, enabled nonemployee directors to defer additional board and committee meeting fees, beyond those being deferred under the Original Plan, into certain investment vehicles, including a “deemed” investment in the Company’s common stock. Mrs. Bachman and former director Mr. Bachman are currently the only participants in the Nonemployee Plan. Mrs. Bachman deferred $12,625 and Mr. Bachman deferred $14,200, prior to his retirement, of their director fees into the Nonemployee Plan and lost value of $12,836 and $19,706, respectively, on their accounts during 2008. On December 13, 2004, the Company amended and restated the Nonemployee Plan for the principal purpose of ensuring that it complies with The American Jobs Creation Act of 2004. On December 16, 2005, the Company approved additional changes to its Nonemployee Plan effective January 1, 2005, which further facilitate compliance with Section 409A of the Code.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following table describes the potential payments and benefits under the Company’s compensation and benefit plans and arrangements to which the Named Executive Officers would be entitled upon termination of employment as of December 31, 2008.

		Continuation
	Cash	of Medical	Acceleration of Equity		Total
	Severance	and Welfare	Awards (Intrinsic	Non-Compete	Termination
Name	Payment(1)	Benefits	Value at 12/31/08)	Agreement	Benefits

R. Stan Puckett
• Voluntary termination	$—	$—	$—	$—	$—
• Involuntary termination	—	—	—	—	—
• Involuntary without cause termination prior to a change in control	392,024	—	—	566,405	958,429
• Involuntary or good reason termination after change in control (CIC)	971,750	—	—	700,000	1,671,750

Kenneth R. Vaught
• Voluntary termination	—	—	—	—	—
• Involuntary termination	—	—	—	—	—
• Involuntary without cause termination prior to a change in control	323,053	—	—	531,770	854,823
• Involuntary or good reason termination after change in control (CIC)	798,330	—	—	1,110,000	1,908,330

James E. Adams
• Voluntary termination	—	—	—	—	—
• Involuntary termination	—	—	—	—	—
• Involuntary or good reason termination after change in control (CIC)	453,720	—	—	—	453,720

Steve L. Droke
• Voluntary termination	—	—	—	—	—
• Involuntary termination	—	—	—	—	—
• Involuntary or good reason termination after change in control (CIC)	364,817	—	—	—	364,817

William C. Adams
• Voluntary termination	—	—	—	—	—
• Involuntary termination	—	—	—	—	—
• Involuntary or good reason termination after change in control (CIC)	343,637	—	—	—	343,637

(1)	Pursuant to Employment Agreement or Change in Control Protection Plan.
On December 31, 2007, the Company entered into an employment agreement with each of R. Stan Puckett and Kenneth R. Vaught, the Company’s chief executive officer and president, respectively (the “Employment Agreements”), which agreements replaced the existing employment agreements with each of these individuals. Pursuant to the terms of the Employment Agreements, the Company agreed to employ Mr. Puckett and Mr. Vaught as the chief executive officer and president, respectively, of the Company for a three-year term ending December 31, 2010. Pursuant to the terms of the Employment Agreements, each employee’s term may be extended for additional three-year periods if the Company or the employee fails to notify the other of an intent to terminate the Employment Agreement upon not less than 90 days’ notice prior to the end of the then current term. Under the terms of the Employment Agreements, Mr. Puckett and Mr. Vaught will be entitled to a beginning base salary of $278,250 and $237,000, respectively, as well as director fees for service on the Company’s and its subsidiaries’ boards of directors, life insurance, participation in Company-sponsored benefit plans, including equity-based plans and cash incentive plans, and other fringe benefits.

The Company may terminate Mr. Puckett’s or Mr. Vaught’s employment immediately for cause, in which event the Company shall have no further obligations to pay Mr. Puckett or Mr. Vaught, as the case may be, for his services, except for any accrued and unpaid salary through the termination date. The Company may also terminate the employment of Mr. Puckett or Mr. Vaught, as the case may be, without cause, in which case the Company shall pay to Mr. Puckett or Mr. Vaught, not earlier than six (6) months following the date of termination, a lump sum payment equal to the sum of one year of such employee’s base salary plus an amount that is the average of the employee’s previous two years’ bonus. Mr. Puckett or Mr. Vaught may each also terminate his employment under the Employment Agreements voluntarily on not less than 60 days’ notice.
“Cause” is defined in the Employment Agreements to include (i) permanent disability of the executive; (ii) death of the executive; (iii) material breach of the Employment Agreement by the executive; (iv) failure of the executive to perform his duties in a manner that the Company requires; (v) an act of gross negligence by the executive that causes harm to the Company; (vi) the executive’s conviction of, or pleading guilty (including a plea of nole contendere) to, a criminal act which is a felony or which is a misdemeanor involving moral turpitude; (vii) excessive absenteeism by the executive; and (viii) any misrepresentation or breach of the covenants and warranties contained in the Employment Agreement by the executive.
Under the terms of the Employment Agreements, if within 18 months following a change in control the Company or its successor terminates Mr. Puckett or Mr. Vaught, as the case may be, without cause or Mr. Puckett or Mr. Vaught voluntarily resigns following a change in position, a reduction in title or a significant reduction in the duties which he is to perform for the Company or its successor, then the Company or its successor shall pay to Mr. Puckett or Mr. Vaught, as the case may be, a lump sum payment equal to 2.99 times Mr. Puckett’s or Mr. Vaught’s annual base salary and bonus for the year immediately preceding termination. This payment shall be made no earlier than six months’ following the date of termination. If payments to Mr. Puckett or Mr. Vaught following a change in control would create an excise tax for the employee under the excess parachute rules of Section 4999 of the Code, the Company is required to pay to the employee the amount of such excise tax and all federal and state income or other taxes with respect to any such additional amounts (the “Gross-Up Amount”) and such additional amount as is necessary to offset any tax liability of the employee as a result of the Gross-Up Amount.
A “Change in Control” is defined in the Employment Agreements to include a change in the ownership of the Company, a change in the effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company as provided under Section 409A of the Code and any Internal Revenue Service guidance and regulations issued in connection with Section 409A of the Code.

PROPOSAL 4 — TO RATIFY USE OF THE PERFORMANCE MEASURES IN THE COMPANY’S AMENDED AND RESTATED 2004 LONG-TERM INCENTIVE PLAN
Reason for Shareholder Approval of this Proposal
In 2004, the Company’s shareholders approved the material terms of the performance measures of the Company’s Amended and Restated 2004 Long-Term Incentive Plan. You are being asked to re-approve these terms in order for the Company to preserve, subject to the limitations on deductibility described above as a result of the Company’s participation in the U.S. Treasury’s capital purchase program, the Company’s federal income tax deduction for performance-based payments under the Amended and Restated 2004 Long Term Incentive Plan to certain executive officers named in the Summary Compensation Table, or the Covered Officers. There has been no change to the terms of the performance measures. Under Section 162(m) of the Code, we must seek you approval at five-year intervals to preserve the federal income tax deduction.
The following description of the material terms of the performance measures under the Amended and Restated 2004 Long-Term Incentive Plan is qualified in its entirety by the provisions of the 2004 Long-Term Incentive Plan, a copy of which is attached as an exhibit to the Company’s annual report on Form 10-K for the year ended December 31, 2008.
The performance measures are limited to one or more of the following financial performance measures relating to the Company or any of its affiliates or business units:
•	basic, diluted, or adjusted earnings per share;
•	sales or revenue;
•	earnings before interest, taxes, and other adjustments (in total or on a per share basis);
•	basic or adjusted net income;
•	returns on equity, assets, capital, revenue or similar measure;
•	economic value added;
•	working capital;
•	total shareholder return; and
•	product development, product market share, research, licensing, litigation, human resources, information services, mergers, acquisitions, sales of assets of Affiliates or business units.
With respect to Performance Compensation Awards, the Amended and Restated 2004 Long-Term Incentive Plan requires that the Compensation Committee specify in writing the performance period to which the Award relates, and an objective formula by which to measure whether and the extent to which the Award is earned on the basis of the level of performance achieved with respect to one or more performance measures. Once established for a performance period, the performance measures and performance formula applicable to the Award may not be amended or modified in a manner that would cause the compensation payable under the Award to fail to constitute performance-based compensation under Section 162(m) of the Code.
Each measure will be, to the extent applicable, determined in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Compensation Committee) and, if so determined by the Compensation Committee, and in the case of a Performance Compensation Award, to the extent permitted under Section 162(m) of the Code, adjusted to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance measures may vary from performance period to performance period, and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

A description of the material terms of the Amended and Restated 2004 Long-Term Incentive Plan was included in the Company’s definitive Proxy Statement for the Company’s 2004 Annual Meeting as filed with the SEC on March 26, 2004. The following table sets forth certain information with respect to securities to be issued under the Company’s equity compensation plans as of December 31, 2008.

			(c)
	(a)	(b)	Number of securities
	Number of securities	Weighted-average	remaining available for
	to be issued upon	exercise price of	future issuance under
	exercise of	outstanding	equity compensation plans
	outstanding options,	options, warrants	(excluding securities
Plan Category	warrants and rights	and rights	reflected in column (a))
Equity compensation plans approved by security holders	379,443	$27.33	219,729
Equity compensation plans not approved by security holders	45,000	$15.75	*

Total	424,443	$26.10	219,729

*
R. Stan Puckett, was the sole participant under this plan, which was a part of Mr. Puckett’s employment agreement. This employment agreement was amended during 2005 to provide that future option grants to the key executive would be made at no less than fair market value on the date of grant in order to comply with Section 409A of the Internal Revenue Code of 1986, as amended.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE PERFORMANCE MEASURES IN THE GREEN BANKSHARES, INC. AMENDED AND RESTATED 2004 LONG-TERM INCENTIVE PLAN.

PROPOSAL 5 — ADISORY VOTE ON EXECUTIVE COMPENSATION PROGRAM AND PROCEDURES
On February 17, 2009, the President of the United States signed into law the ARRA. The ARRA revised Section 111 of the EESA to require any recipient of funds in the TARP to permit a separate shareholder vote to approve the compensation of executives, as disclosed pursuant to the compensation disclosure rules of the SEC. Thus, in order to comply with the ARRA as a recipient of TARP funds, the Board of Directors has decided to provide shareholders with the right to cast an advisory vote to approve the compensation of the Company’s executives at the Annual Meeting.
This proposal, commonly known as a “say-on-pay” proposal, gives you as a shareholder the opportunity to endorse or not endorse our executive pay program through the following resolution:
RESOLVED, that the shareholders approve the overall executive compensation policies and procedures employed by the Company, as described in “Compensation Discussion and Analysis” and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement for its 2009 Annual Meeting.
Because your vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE EXECUTIVE COMPENSATION POLICIES AND PROCEDURES EMPLOYED BY THE COMPENSATION COMMITTEE, AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS, AND THE TABULAR DISCLOSURE REGARDING NAMED EXECUTIVE OFFICER COMPENSATION (TOGETHER WITH THE ACCOMPANYING NARRATIVE DISCLOSURE) IN THIS PROXY STATEMENT.

DIRECTOR COMPENSATION TABLE
The table below summarizes the compensation paid by the Company to directors for the fiscal year ended December 31, 2008:

					Change in
					Pension Value
					and
					Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid in		Option	Incentive Plan	Compensation	All Other
	Cash	Stock Awards	Awards	Compensation	Earnings	Compensation		Total
Name	($)	($) (3)(4)	($)	($)	($)	($)		($)

Martha M. Bachman	$22,575	$10,002	$—	$—	$—	—		$32,577

Phil M. Bachman(1)	8,525	10,002	—	—	—	—		18,527

Charles S. Brooks(1)	6,950	10,002	—	—	—	—		16,952

Bruce Campbell	14,000	10,002	—	—	—	—		24,002

W.T. Daniels	29,350	10,002	—	—	—	—		39,352

Robin Haynes(2)	8,200	10,002	—	—	—	—		18,202

Jerald K. Jaynes(1)	7,925	10,002	—	—	—	—		17,927

Robert K. Leonard	22,700	10,002	—	—	—	—		32,702

Terry Leonard(1)	4,925	10,002	—	—	—	—		14,927

Samuel E. Lynch	16,400	10,002	—	—	—	—		26,402

Ronald E. Mayberry	10,400	10,002	—	—	—	$176,816	(5)	197,218

John Tolsma	21,800	10,002	—	—	—	—		31,802

Charles H. Whitfield, Jr.	24,100	10,002	—	—	—	—		34,102

(1)	Retired from the Board on April 28, 2008 after reaching mandatory retirement age.

(2)	Resigned from the Board on September 4, 2008 to devote more time to her family business interest.

(3)
Non-employee directors, including employee director Mr. Mayberry, received 604 shares of restricted stock on January 14, 2008 for the $10,000 portion of their annual $15,000 retainer for 2008. All restrictions on these shares were released January 14, 2009.

(4)
The amounts in column captioned “Stock Awards” reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with FAS 123(R) for stock awards pursuant to the Company’s equity incentive plans. For a description of the assumptions used by the Company in valuing these awards please see “Note 13 — Stock Options” to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on March 13, 2009.

(5)	Includes his base salary of $172,000 and his 2007 bonus of $4,816, which was paid in February 2008.
Directors of the Company meet as a board every month on a regular scheduled basis, or more often as needed, to address matters relating to the operation and direction of the Company.
Directors of the Company are also directors of the Bank. The Bank compensates members of its board of directors for all regular and special meetings. Directors of the Bank received $600 for each regular monthly and specially-called board meeting attended in 2008, plus payment of such fee for up to two absences during a year. The Bank’s board of directors met eight times in 2008. Each Bank director also received, in 2008, an annual retainer fee of $15,000, of which $10,000 was available in the form of Restricted Stock Awards and $5,000 payable in equal quarterly cash amounts of $1,250. Members of the Executive Committee of the Bank’s board of directors also received $450 for each twice-monthly meeting of the Executive Committee attended, and Messrs. Martha Bachman and W.T. Daniels, the two permanent members of the Committee, received an annual retainer of $1,500. During 2008, members of the Company’s Audit Committee received $450 per each quarterly meeting and specially-called meetings, as well as an annual retainer fee of $1,500 paid in equal quarterly amounts. In addition, the Chairman of the Audit Committee received an annual retainer of $6,000. During 2008, members of the Company’s Compensation Committee received $300 per each meeting and specially-called meetings, as well as an annual retainer fee of $1,500 paid in equal quarterly amounts. In addition, the Chairman of the Compensation Committee received an annual retainer of $2,500. Compensation for all other committee meetings was $300 per meeting during 2008.

During 2008, pursuant to the Original Plan, all directors could elect to defer receipt of a portion of their fees by entering into deferred fee agreements with the Bank. In addition to the fee deferral, the agreements also provided for payment of benefits under certain events of disability, early retirement, termination of employment or death. The Bank is the beneficiary of life insurance acquired with respect to directors participating in the Original Plan. During 2006, the Company began using a formula which provides an annual earnings crediting rate based upon 75% of the Company’s return on average stockholders’ equity on balances in the plan, until the Director is separated from service, and, thereafter at an earnings crediting rate of 56.25% of the Company’s return on average stockholders’ equity for the year ending.
Security Ownership of Certain Beneficial Owners and Management
Persons and groups beneficially owning more than 5% of the Common Stock are required under federal securities laws to file certain reports with the SEC detailing their ownership. The following table sets forth the amount and percentage of the Common Stock beneficially owned by any person or group of persons known to the Company to be a beneficial owner of more than 5% of the common stock as of the record date.

	Amount and Nature
Name and Address of	of Beneficial		Percent of Common
Beneficial Owner	Ownership (a)		Stock Outstanding

Scott M. Niswonger	1,198,164	(b)	9.14%
P.O. Box 938 Greeneville, TN 37744

Phil M. Bachman	888,750	(c)	6.75%
Martha Bachman 100 N. Main Street, P.O. Box 1120 Greeneville, Tennessee 37743

Columbia Wagner Assets Management, L.P.	707,452	(d)	5.39%
227 West Monroe Street, Suite 3000 Chicago, IL 60606

(a)
For purposes of this table, an individual or entity is considered to “beneficially own” any share of Common Stock which he, she or it directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares: (1) voting power, which includes the power to vote, or to direct the voting of, such security; and/or (2) investment power, which includes the power to dispose, or to direct the disposition of, such security. In addition, an individual or entity is deemed to be the beneficial owner of any share of Common Stock of which he, she or it has the right to acquire voting or investment power within 60 days of the record date.

(b)	Based upon information set forth in a Schedule 13D/A, filed with the SEC on February 18, 2009 by Mr. Niswonger, who has sole voting and dispositive power with respect to 1,198,164 shares.

(c)
Martha Bachman is a director and the wife of retired director Phil Bachman. Includes 197,882 shares of common stock held directly or indirectly by Martha Bachman, 672,702 shares owned by Phil Bachman individually and 18,166 shares owned by Mr. and Mrs. Bachman jointly.

(d)	Based solely on the information contained in a Schedule 13G filed by Columbia Wagner Asset Management, L.P. with the SEC on February 5, 2009, as of December 31, 2008.

The following table sets forth, as of the record date, certain information known to the Company as to Common Stock beneficially owned by each director and Named Executive Officer of the Company and by all directors and executive officers of the Company as a group. The address for each of our directors and executive officers listed below is c/o Green Bankshares, Inc., 100 North Main Street, P.O. Box 1120, Greeneville, Tennessee 37743. As of the record date, there were 13,176,681 shares of the Company’s stock outstanding.

	Number of Shares Beneficially Owned
			Shares			Percent of
	Common Shares		Acquirable			Common
	Beneficially		in			Stock
Name and Position	Owned(a)(b)		60 Days (c)		Total	Outstanding
R. Stan Puckett, Chairman of the Board and Chief Executive Officer	121,634		61,200	(d)	182,834	1.38%
Martha Bachman, Director	888,750	(e)(g)	—		888,750	6.75%
Bruce Campbell, Director	6,096		—		6,096	*
W.T. Daniels, Director	12,098		—		12,098	*
Bobby Leonard, Director	73,437	(f)(g)	—		73,437	*
Samuel Lynch, Director	2,021		—		2,021	*
John Tolsma, Director	3,941		—		3,941	*
Charles H. Whitfield, Jr., Director	8,797		—		8,797	*
Kenneth R. Vaught, Director, President and Chief Operating Officer	16,433		28,910		45,343	*
Ronald E. Mayberry, Director, Regional Executive, Sumner County	66,606		18,987		85,593	*
James E. Adams, Executive Vice President, Chief Financial Officer and Secretary	5,545		3,000		8,545	*
William C. Adams, Senior Vice President and Chief Information Officer	30,679	(g)	17,284		47,963	*
Steve L. Droke, Senior Vice President and Chief Credit Officer	13,545		14,336		27,881	*

All directors and executive officers as a group (15 persons)	1,277,337		170,382		1,447,719	10.85%

*	Less than 1% of the outstanding Common Stock.

(a)	For the definition of “beneficially owned,” see Note (a) to the preceding table.

(b)
Includes shares owned directly by directors and executive officers of the Company as well as shares held by their spouses and children, trust of which certain directors are trustees and corporations in which certain directors own a controlling interest.

(c)	Represents options to purchase Common Stock which are exercisable within 60 days of the record date.

(d)
Includes options to acquire 45,000 shares of Common Stock currently exercisable (or exercisable within 60 days of the record date) by Mr. Puckett at an exercise price equal to 150% of the book value of the Common Stock at the date of grant (a weighted average price of approximately $15.75 per share) and options to acquire 16,200 shares of Common Stock currently exercisable (or exercisable within 60 days of the record date) by Mr. Puckett at an exercise price equal to the fair market value at the date of grant (a weighted average price of approximately $28.42 per share).

(e)
Martha Bachman is a director and the wife of retired director Phil Bachman. Includes 197,882 shares of common stock held directly or indirectly by Martha Bachman, 672,702 shares owned by Phil Bachman individually and 18,166 shares owned by Mr. and Mrs. Bachman jointly.

(f)
Includes 41,197shares of common stock in a limited partnership of which Mr. Leonard is a limited partner. Mr. Leonard disclaims beneficial ownership of 32,216 of these shares. Also includes 504 shares of common stock in a limited liability company that Mr. Leonard has an interest in. Mr. Leonard disclaims beneficial ownership of 363 of these shares.

(g)
As of March 12. 2009, the following individuals have pledged the following amounts of their common shares beneficially owned to secure lines of credits or other indebtedness: Martha Bachman and retired director Phil Bachman — 320,687 shares; Robert Leonard — 15,000 shares held in a limited liability partnership; and William C. Adams — 5,000 shares.

PROPOSAL 6 — Ratification of the Appointment of Independent Registered Public Accounting Firm
It is anticipated that the Audit Committee of the Company’s board of directors will appoint Dixon Hughes PLLC (“Dixon Hughes”) as the Company’s independent registered public accounting firm for 2009 at its next upcoming meeting, subject to ratification by a majority of the shares represented at the Annual Meeting. The decision of the Audit Committee will be based on a review of the qualifications, independence, past performance and quality controls of the auditor. The decision will take into account the proposed audit scope, staffing and approach, including coordination of the external auditor’s efforts with the Company’s outsourced internal audit function, as well as audit fees for the coming year. Dixon Hughes is considered to be well qualified.
In view of the difficulty and expense involved in changing auditors on short notice, should the shareholders not ratify the selection of Dixon Hughes, it is contemplated that the appointment of Dixon Hughes for the fiscal year ending December 31, 2009, will be permitted to stand unless the board of directors finds compelling reasons for making a change. Disapproval by the shareholders will be considered a recommendation that the board select other auditors for the following year. In order for the proposal to ratify the appointment of Dixon Hughes as the Company’s independent registered public accounting firm, the number of shares voted in favor of the proposal must exceed the number of shares voted against the proposal.
Representatives of Dixon Hughes are expected to be present at the Annual Meeting and will be given the opportunity to make a statement, if they desire, and to respond to appropriate questions.
During the years ended December 31, 2008 and December 31, 2007, the Company incurred (including those billed or expected to be billed) the following principal independent auditor fees from Dixon Hughes:

	2008	2007

Audit Fees(a):	$347,000	$379,000
Audit-Related Fees(b):	26,600	24,675
Tax Fees(c)	29,500	17,895
All Other Fees(d):	—	—

(a)
Includes fees related to the annual independent audit of the Company’s consolidated financial statements and reviews of the Company’s annual report on Form 10-K, review of the Company’s interim financial statements, issuance of consents, Federal Deposit Insurance Corporation Improvement Act (“FDICIA”) attest services, Sarbanes-Oxley Section 404 attest services, review of registration statements and quarterly reports on Form 10-Q, report on management’s assertion regarding internal control over financial reporting.

(b)
Fees incurred were for (a) general accounting matters and related consultations and an employee benefit plan audit. The Audit Committee has considered whether the provision of these services is compatible with maintaining the independence of Dixon Hughes.

(c)
Fees incurred were for income tax return preparation and compliance services. The Audit Committee has considered whether the provision of these services is compatible with maintaining the independence of Dixon Hughes.

(d)	There were no additional fees billed to the Company by Dixon Hughes for 2008 and 2007.
The Audit Committee has adopted a formal policy concerning approval of audit and non-audit services to be provided by the Company’s independent auditor. The policy requires that all services provided by the independent auditor, including audit services and permitted audit-related and non-audit services, be pre-approved by the Audit Committee. The Audit Committee approved all audit and non-audit services provided by the Company’s independent auditor during 2008.
THE COMPANY’S BOARD OF DIRECTORS BELIEVES THAT THE PROPOSED APPOINTMENT OF DIXON HUGHES AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS, HAS UNANIMOUSLY APPROVED ADOPTION OF THIS PROPOSAL AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE” FOR” THIS PROPOSAL.

Executive Officers of Green Bankshares, Inc.

Name	Age	Title
R. Stan Puckett	53	Chairman of the Board and Chief Executive Officer
Kenneth R. Vaught	44	President and Chief Operating Officer
James E. Adams	64	Executive Vice President, Chief Financial Officer and Secretary
Steve L. Droke	59	Senior Vice President and Chief Credit Officer
William C. Adams, Jr.	53	Senior Vice President and Chief Information Officer
Steve D. Ottinger	59	Senior Vice President and Chief Human Resources Officer
G. Frank Snyder	49	Senior Vice President and Retail Banking Manager
R. Stan Puckett currently serves as Chief Executive Officer of the Company and the Bank and has held that position since 1990. He also is currently Chairman of the board of directors. He has served as Chief Executive Officer of GreenBank since February 1989. He is a graduate of Bristol University with a degree in business administration. He served as President of First American National Bank of Johnson City, Tennessee from December 1987 to February 1989 and as its Vice President from June 1986 to December 1987. He was Assistant Vice President of First Union National Bank in Asheville, North Carolina from September 1983 to June 1986 and served as commercial loan officer of Signet Bank in Bristol, Virginia from September 1977 to June 1983.
Kenneth R. Vaught currently serves as President and Chief Operating Officer of the Company and the Bank and has held these positions since June 2002. He also was elected to the Company’s board of directors on that date. Previously, he served as Senior Vice-President and Regional Executive for the Bank’s Blount and Knox County, Tennessee offices. Prior to joining the Company, Mr. Vaught began his banking career in 1987 as a Management Trainee with Hamilton Bank (SunTrust affiliate) in Johnson City, Tennessee. He later joined First Tennessee Bank in 1989 as a Commercial Loan Officer. In 1991, he was promoted to Vice President and transferred to First Tennessee Bank, Maryville, Tennessee. He left First Tennessee Bank in 1998 as Senior Vice President and Commercial Banking Manager to join what was then Greene County Bank. He is a graduate of East Tennessee State University with a degree in Finance.
James E. Adams joined the Company in December 2005 and assumed the role of Senior Vice President, Chief Financial Officer and Assistant Secretary. He was promoted to Executive Vice President in 2007. Prior to the Company, Mr. Adams served as Executive Vice President and Chief Financial Officer of Rurban Financial Corporation from 2003 to 2005. Prior to that, he was retired after having served as Executive Vice President and Chief Financial Officer of Integra Bank Corporation from 1999 through 2002; and Executive Vice President and Chief Financial Officer of MainStreet Financial Corporation from 1994 to 1999. He has held executive management positions at several multi-billion dollar bank holding companies, which have subsequently been acquired, since 1978. Mr. Adams began his career in 1970 as a Certified Public Accountant upon graduation from Michigan State University and subsequently began his banking career in 1974. He has co-authored two books used throughout the financial services industry and was appointed to serve a three year term on the Finance and Accounting Commission of the Bank Administration Institute in the mid 80’s.
Steve L. Droke has served as Senior Vice President and Chief Credit Officer of the Bank since July 1997, with responsibilities for risk management including Credit Policy development and implementation and oversight of Compliance and Loan Operations. Prior to joining the Bank, he was Senior Vice President and Senior Credit Officer with First American Corporation. His 32-year banking career includes a varied background in bank management, risk management, and lending. Mr. Droke is a graduate of East Tennessee State University with a B.S. in Finance, the Graduate School of Retail Bank Management at the University of Virginia, and the Graduate School of Commercial Bank Lending at the University of Oklahoma. He is a member of Tennessee Bankers Association.
William C. Adams, Jr. has served as Senior Vice President and Chief Information Officer of the Bank since 1998, with responsibilities for oversight of the information technology and operations functions. Prior to joining the Bank he served as CEO of Premier Bank of East Tennessee from 1991 to 1998. Prior to that he was Senior Regional Lender for First American Bank (subsequently Regions Bank) in Maryville, Tennessee and Commercial Lender for Third National Bank (subsequently SunTrust) in Nashville, Tennessee. Early in his 28 year banking career he served as Installations Coordinator for a major national financial services software provider, where he oversaw or participated in over 50 community bank software installations and conversions nationwide. He is a graduate of the University of Tennessee.

Steve D. Ottinger joined the Bank in October of 1975. He currently serves as Senior Vice President and Chief Human Resources Officer, with responsibilities for training, certain areas of risk management and compliance, customer privacy, and customer information security. Prior to joining the bank, Mr. Ottinger spent five years in city government as Director of Parks and Recreation for the town of Greeneville, Tennessee. His experience includes both retail banking and operations. Throughout his career he has been very involved in community activities having served in leadership capacities in many non-profit organizations and that continues. He is a member of the Society for Human Resource Management, a graduate of The Tennessee School of Banking, and holds a Bachelor’s of Business Administration with an emphasis in Human Resources from East Tennessee State University.
G. Frank Snyder joined the Bank in 1995 and currently serves as Senior Vice President and Retail Banking Manager. Prior to be appointed to his current position, he had served in various capacities of increasing responsibility including loan officer, branch manager, electronic banking manager and regional executive. Before entering the financial services industry, Frank served for 10 years in the not-for-profit industry in leadership capacities with the United Way and the YMCA organizations. He is a graduate of the University of Tennessee with a degree in education.
FUTURE SHAREHOLDER PROPOSALS
If a shareholder wishes to have a proposal included in the Company’s proxy statement for the Company’s 2010 Annual Meeting of Shareholders, that proposal must be received by the Company at its executive offices in Greeneville, Tennessee by November 25, 2009. If a shareholder wishes to present a proposal at the Company’s 2010 annual meeting of shareholders and the proposal is not intended to be included in the Company’s proxy statement relating to that meeting, the shareholder must give advance notice to the Company prior to the deadline for such meeting determined in accordance with the Company’s Amended and Restated Charter (the “Charter Deadline”). Under the Company’s Amended and Restated Charter, in order to be deemed properly presented, notice must be delivered to the Company’s Secretary at the Company’s principal executive offices no less than forty (40) nor more than sixty (60) days prior to the scheduled date of the meeting at which such matter is to be acted upon; provided, however, that if notice or public disclosure of such meeting is given fewer than fifty (50) days before the meeting, notice by the shareholder must be delivered to the Company not later than the close of business on the tenth (10th) day following the day on which notice of the meeting was mailed to shareholders. If a shareholder gives notice of such a proposal after the Charter Deadline, the shareholder will not be permitted to present the proposal to the shareholders for a vote at the meeting.
The SEC rules also establish a different deadline for submission of shareholder proposals that are not intended to be included in the Company’s proxy statement with respect to discretionary voting (the “Discretionary Voting Deadline”). This deadline for the 2010 annual meeting of shareholders is February 8, 2010. If a shareholder gives notice of a proposal after this deadline, the persons named as proxies in the proxy statement for the 2010 annual meeting will be allowed to use their discretionary voting authority to vote against the shareholder proposal when, and if, the proposal is raised at the 2010 annual meeting. Because the Charter Deadline is not capable of being determined until the Company gives notice of, or publicly announces, the date for the 2010 annual meeting of shareholders, it is possible that the Charter Deadline may occur after the Discretionary Voting Deadline, in which case a proposal received after the Discretionary Voting Deadline but before the Charter Deadline would be eligible to be presented at the 2010 annual meeting of shareholders and the Company believes that the persons named as proxies in the proxy statement would be allowed to use the discretionary authority granted by the proxy card to vote against the proposal at the meeting without including any disclosures of the proposal in the proxy statement relating to the meeting.
The Company has not been notified by any shareholder of his or her intent to present a shareholder proposal from the floor at the Annual Meeting. The enclosed proxy card grants proxy holders discretionary authority to vote on any matter properly brought before the Annual Meeting, including any shareholder proposals received between the date of this proxy statement and the Charter Deadline for the Annual Meeting, which is April 4, 2009.

Shareholder proposals should be addressed to Secretary, Green Bankshares, Inc., 100 North Main Street, P.O. Box 1120, Greeneville, Tennessee 37743 and must comply with the provisions of the Company’s Amended and Restated Charter. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy relating to the Company’s 2010 Annual Meeting of Shareholders any shareholder proposal that does not satisfy the requirements for inclusion as established by the SEC at the time of receipt.
OTHER MATTERS
As of the date of this document, the Company’s board of directors is not aware of any matters that will be presented for consideration at the Company’s Annual Meeting. If any other matters come before either of the meetings or any adjournments or postponements of the meeting and are voted upon, the enclosed proxy will confer discretionary authority on the individuals named as proxies to vote the shares represented by the proxy as to any other matters. The individuals named as proxies intend to vote in accordance with their best judgment as to any other matters.
The Company’s 2008 Annual Report to Shareholders (the “Annual Report”), including financial statements, is being mailed with this Proxy Statement to all persons who were shareholders of record as of the close of business on the record date. Any shareholder who does not receive a copy of the Annual Report may obtain a copy by writing to the Secretary of the Company. The Annual Report is not to be treated as a part of this proxy solicitation material or as having been incorporated herein by reference.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ James E. Adams
James E. Adams
Corporate Secretary
Greeneville, Tennessee
March 25, 2009
ANNUAL REPORT ON FORM 10-K
A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the Securities and Exchange Commission will be furnished without charge to persons who were shareholders as of the record date upon written request to the Secretary, Green Bankshares, Inc., 100 North Main Street, P.O. Box 1120, Greeneville, Tennessee 37743 or by calling (423) 639-5111.

Form of Proxy
GREEN BANKSHARES, INC.
100 North Main Street
P.O. Box 1120
Greeneville, Tennessee 37743
REVOCABLE PROXY FOR THE ANNUAL MEETING
OF SHAREHOLDERS
April 24, 2009
You can vote in one of three ways: 1) By Mail, 2) By Internet, 3) By Phone.
See the reverse side of this sheet for instructions.
IF YOU ARE NOT VOTING BY INTERNET OR BY TELEPHONE, COMPLETE BOTH SIDES OF PROXY CARD,
DETACH AND RETURN IN THE ENCLOSED ENVELOPE TO:
Illinois Stock Transfer Co.
209 West Jackson Boulevard, Suite 903, Chicago, Illinois 60606
The undersigned hereby constitutes and appoints R. Stan Puckett and James E. Adams, and each of them, the proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of Green Bankshares, Inc. (the “Company”) to be held at the General Morgan Inn, 111 North Main Street, Greeneville, Tennessee on Friday, April 24, 2009 at 11:00 a.m., local time, and at any adjournments thereof, and to vote all the shares of stock of the Company which the undersigned may be entitled to vote, upon the following matters.
Proxy Solicited by and on behalf of the Board of Directors for the Annual Meeting of Shareholders to be held on Friday, April 24, 2009. The Company’s Board of Directors recommends a vote “FOR” each of the Proposals 1, 4, 5 and 6 and “AGAINST” Proposals 2 and 3.
1.	The election of the following directors:

For terms to expire in 2012	FOR	WITHHOLD AUTHORITY

01 Martha Bachman	☐	☐
02 W.T. Daniels	☐	☐
03 Charles H. Whitfild, Jr.	☐	☐
2.	Shareholder proposal regarding majority election of directors.

FOR	☐	AGAINIST	☐	ABSTAIN	☐
3.	Shareholder proposal regarding annual election of directors.

FOR	☐	AGAINIST	☐	ABSTAIN	☐
4.	Ratification of the use of the performance measures in the Company’s 2004 Long Term Incentive Plan.

FOR	☐	AGAINIST	☐	ABSTAIN	☐
5.	Approval of the Company’s executive compensation program and procedures in accordance with recently enacted “say on pay” regulations of the American Recovery and Reinvestment Act of 2009.

FOR	☐	AGAINIST	☐	ABSTAIN	☐
6.	Ratification of the appointment of Dixon Hughes PLLC as the Company’s independent registered public accounting firm for 2009.

FOR	☐	AGAINIST	☐	ABSTAIN	☐
7.	The transaction of such other business as may properly come before the Annual Meeting or any adjournments thereof.
Your shares will be voted in accordance with your instructions. If no choice is specified, shares will be voted “FOR” PROPOSALS 1, 4, 5 and 6 and “AGAINST” Proposals 2 and 3.

Form of Proxy
TO VOTE BY MAIL
To vote by mail, complete both sides, sign and date the proxy card below. Detach the card below and return it in the envelope provided.
TO VOTE BY INTERNET
Your Internet vote is quick, confidential and your vote is immediately submitted. Just follow these easy steps:
1.	Read the accompanying Proxy Statement.
2.
Visit our Internet voting site at www.illinoisstocktrnasfer.com, click on the “Internet Voting” tab and enter your Voter Control Number and the last four digits of your Tax Identification Number that is associated with the account you are voting in the designated fields. Your Voter Control Number is printed on the front of this card.

Please note that all votes cast by Internet must be completed and submitted prior to Wednesday, April 22, 2009 at 11:59 p.m. Central Time.
Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.
This is a “secured” web page site. Your software and/or Internet provider must be “enabled” to access this site. Please call your software or Internet provider for further information if needed.
If you vote By Internet, Please Do Not Return Your Proxy Card By Mail
TO VOTE BY TELEPHONE
Your telephone vote is quick, confidential and immediate. Just follow these easy steps:
1.	Read the accompanying Proxy Statement.
2.	Using a Touch-Tone telephone, call Toll Free 1-800-555-8140 and follow the instructions.
3.	When asked for your Voter Control Number, enter the number printed just above your name on the front of the proxy card.
4.	You will also be asked to enter the last four digits of your Tax Identification Number that is associated with the account you are voting.
Please note that all votes cast by Internet must be completed and submitted prior to Wednesday, April 22, 2009 at 11:59 p.m. Central Time.
Your telephone vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.
If you vote By Telephone, Please Do Not Return Your Proxy Card By Mail
The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of the Shareholders and Proxy Statement and the Annual Report to Shareholders for the fiscal year ended December 31, 2008, and hereby revokes any proxy heretofore given. This proxy may be revoked at any time before its exercise.

Date:

Signature:

Signature:

Please mark, date and sign as your name appears herein and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc. you should so indicate when signing. If the signor is a corporation, please sign the full name by duly appointed officer. If a partnership, please sign in partnership name by authorized person. If shares are held jointly, each shareholder named should sign.